STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 04:30 PM 04/18/1997 971127080 — 2396588
AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
GENERAL CABLE CORPORATION
          This document constitutes an amendment and restatement of the original Certificate of Incorporation of General Cable Corporation (the “Corporation”), which was filed with the Secretary of State of Delaware on April 22, 1994 under the name “Coil Acquisition Holdings Corp.” This Amended and Restated Certificate of Incorporation was duly adopted in accordance with the provisions of Sections 245(c) and 242 of the Delaware General Corporation Law (the “DGCL”).
ARTICLE I
Name
          The name of the Corporation is General Cable Corporation.
ARTICLE II
Address of Registered Office;
Name of Registered Agent
          The address of the registered office of the Corporation in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, 19801. The name of its registered agent at that address in the State of Delaware is The Corporation Trust Company.
ARTICLE III
Purpose and Powers
          The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may now or hereafter be organized under the DGCL. The Corporation shall have all powers that may now or hereafter be lawful for a corporation to exercise under the DGCL.
ARTICLE IV
Capital Stock
          SECTION 4.1. Total Number of Shares of Stock. The total number of shares of capital stock of all classes that the Corporation shall have authority to issue is one hundred million (100,000,000) shares. The authorized capital stock is divided into twenty five million (25,000,000) shares of preferred stock, of the par value of $.01 each (the “Preferred Stock”), and seventy-five million (75,000,000) shares of common stock, of the par value of $.01 each (the “Common Stock”).
          SECTION 4.2. Preferred Stock. (a) The shares of Preferred Stock of the Corporation may be issued from time to time in one or more classes or series thereof, the shares of each such class or series thereof to have such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as are stated and expressed herein or in the resolution or resolutions providing for the issue of such class or series, adopted by the board of directors of the Corporation (the “Board of Directors”) as hereinafter provided.
     (b) Authority is hereby expressly granted to the Board of Directors, subject to the provisions of this Article IV and to the limitations prescribed by the DGCL, to authorize the issue of one or more classes, or series thereof, of Preferred Stock and with respect to each such class or series to fix by resolution or resolutions providing for the issue of such class or series the voting powers, full or limited, if any, of the shares of such class or series and the designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof. The authority of the Board of Directors with respect to each class or series thereof shall include, but not be limited to, the determination or fixing of the following:
               (i) the maximum number of shares to constitute such class or series, which may subsequently be increased or decreased by resolutions of the Board of Directors unless otherwise provided in the resolution providing for the issue of such class or series, the distinctive designation thereof and the suited value thereof if different than the par value thereof;
               (ii) the dividend rate of such class or series, the conditions and dates upon which such dividends shall be payable, the relation which such dividends shall bear to the dividends payable on any other class or classes of stock or any other series of any class of stock of the Corporation, and whether such dividends shall be cumulative or noncumulative;
               (iii) whether the shares of such class or series shall be subject to redemption, in whole or in part, and if made subject to such redemption the times, prices and other terms and conditions of such redemption, including whether or not such redemption may occur at the option of the Corporation or at the option of the holder or holders thereof or upon the happening of a specified event;
               (iv) the terms and amount of any sinking fund established for the purchase or redemption of the shares of such class or series;
               (v) whether or not the shares of such class or series shall be convertible into or exchangeable for shares of any other class or classes of any stock or any other series of any class of stock of the Corporation, and, if provision is made for conversion or exchange, the times, prices, rates, adjustments, and other terms and conditions of such conversion or exchange;
               (vi) the extent, if any, to which the holders of shares of such class or series shall be entitled to vote with respect to the election or directors or otherwise;
               (vii) the restrictions, if any, on the issue or reissue of any additional Preferred Stock;
               (viii) the rights of the holders of the shares of such class or series upon the dissolution of, or upon the subsequent distribution of assets of, the Corporation; and

                       (ix) the manner in which any facts ascertainable outside the resolution or resolutions providing for the issue of such class or series shall operate upon the voting powers, designations, preferences, rights, and qualifications, limitations or restrictions of such class or series.
          SECTION 4.3. Common Stock. The shares of Common Stock of the Corporation shall be of one and the same class. The holders of Common Stock shall have one vote per share of Common Stock on all matters on which holders of Common Stock are entitled to vote.
ARTICLE V
Board of Directors
          SECTION 5.1. Powers of the Board of Directors. The business and affairs of the Corporation shall be managed by or under the direction of its Board of Directors. In furtherance, and not in limitation, of the powers conferred by the laws of the State of Delaware, the Board of Directors is expressly authorized to:
          (a) adopt, amend, alter, change or repeal the By-Laws of the Corporation; provided, however, that no By-Laws hereafter adopted shall invalidate any prior act of the directors that would have been valid if such new By-Laws had not been adopted;
          (b) determine the rights, powers, duties, rules and procedures that affect the power of the Board of Directors to manage and direct the business and affairs of the Corporation, including the power to designate and empower committees of the Board of Directors, to elect, appoint and empower the officers and other agents of the Corporation, and to determine the time and place of, the notice requirements for, Board meetings, as well as quorum and voting requirements for, and the manner of taking, Board action; and
          (c) exercise all such powers and do all such acts as may be exercised or done by the Corporation, subject to the provisions of the DGCL, this Certificate of Incorporation, and the By-Laws of the Corporation.
          SECTION 5.2. Number of Directors. The number of directors constituting the entire Board of Directors shall be not less than three nor more than nine. Subject to the foregoing limitation the number of directors constituting the Board of Directors shall be determined from time to time exclusively by a vote of a majority of the Board of Directors in office at the time of such vote.
          SECTION 5.3. Classified Board of Directors. The directors shall be divided into three classes, with each class to be as nearly equal in number as reasonably possible, and with the initial term of office of the first class of directors to expire at the 1998 annual meeting of stockholders, the initial term of office of the second class of directors to expire at the 1999 annual meeting of stockholders and the initial term of office of the third class of directors to expire at the 2000 annual meeting of stockholders, in each case upon the election and qualification of their successors. Commencing with the 1998 annual meeting of stockholders, directors elected to succeed those directors whose terms have thereupon expired shall be elected to a term of office to expire at the third succeeding annual meeting of stockholders after their election, and upon the election and qualification of their successors. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain or attain the number of directors in each class as nearly equal as reasonably possible, but in no case will a decrease in the number of directors shorten the term of any incumbent director.
          SECTION 5.4. Vacancies. Any vacancies in the Board of Directors for any reason and any newly created directorship resulting by reason of any increase in the number of directors may be filled only by the Board of Directors, acting by a majority of the remaining directors then in office, although less than a quorum, or by a sole remaining director, and any directors so appointed shall hold office until the next election of the class for which such directors have been chosen and until their successors are elected and qualified.
          SECTION 5.5. Removal of Directors. Except as may be provided in a resolution or resolutions providing for any class or series of Preferred Stock pursuant to Article IV hereof with respect to any directors elected by the holders of such class or series, any director, or the entire Board of Directors, may be removed from office at any time, but only for cause, and only by the affirmative vote of the holders of at least 66-2/3% of the voting power of all of the shares of capital stock of the Corporation then entitled to vote generally in the election of directors, voting together as a single class.
ARTICLE VI
Stockholder Actions and Meetings of Stockholders
          Except as may be provided in a resolution or resolutions providing for any class or series of Preferred Stock pursuant to Article IV hereof, any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of such holders and may not be effected by any written consent in lieu of a meeting by such holders. Special meetings of stockholders of the Corporation may be called only by the Board of Directors pursuant to a resolution adopted by a majority of the members of the Board of Directors then in office. Elections of directors need not be by written ballot, unless otherwise provided in the By-Laws. For purposes of all meetings of stockholders, a quorum shall consist of a majority of the shares entitled to vote at such meeting of stockholders, unless otherwise required by law.
ARTICLE VII
Limitation on Liability of Directors
          No person shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, including, without limitation, directors serving on committees of the Board of Directors; provided, however, that the foregoing shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL or (iv) for any transaction from which the director derived an improper personal benefit. If the DGCL is amended hereafter to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended. Any amendment, repeal or modification of this Article VII shall not adversely affect any right or protection of a director of the Corporation existing hereunder with respect to any act or omission occurring prior to such amendment, repeal or modification.

ARTICLE VIII
Amendment of By-Laws
          The Board of Directors shall have the power to adopt, amend, alter, change or repeal any By-Laws of the Corporation. In addition, the stockholders of the Corporation may adopt, amend, alter, change or repeal any By-Laws of the Corporation by the affirmative vote of the holders of at least 66-2/3% of the voting power of all of the shares of capital stock of the Corporation then entitled to vote generally in the election of directors, voting together as a single class (notwithstanding the fact that a lesser percentage may be specified by DGCL.
ARTICLE IX
Amendment of Certificate of Incorporation
          The Corporation hereby reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation in any manner permitted by DGCL and all rights and powers conferred upon stockholders, directors and officers herein are granted subject to this reservation. Except as may be provided in a resolution or resolutions providing for any class or series of Preferred Stock pursuant to Article IV hereof and which relate to such class or series of Preferred Stock, any such amendment, alteration, change or repeal shall require the affirmative vote of both (a) a majority of the members of the Board of Directors then in office and (b) a majority of the voting power of all of the shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class; except that any proposal to amend, alter, change or repeal the provisions of Section 5.3, Section 5.5, Article VI, Article VIII and this Article IX shall require the affirmative vote of 66-2/3% of the voting power of all of the shares of capital stock entitled to vote generally in the election of directors, voting together as a single class.
ARTICLE X
Severability
          In the event that any of the provisions of this Certificate of Incorporation (including any provision within a single Section, paragraph or sentence) are held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable, the remaining provisions are severable and shall remain enforceable to the fullest extent permitted by law.

          THE UNDERSIGNED, being the President of the Corporation, for the purpose of amending and restating the Certificate of Incorporation of the Corporation pursuant to the DGCL, does make this Certificate, hereby declaring and certifying that this is the act and deed of the Corporation and that the facts herein stated are true, and accordingly have hereunto set my hand as of the 18th day of April.

/s/ Stephen Rabinowitz Stephen Rabinowitz, Chairman, President and Chief Executive Officer

ATTEST:

/s/ Robert J. Siverd Robert J. Siverd, Executive Vice President, General Counsel and Secretary

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 11/24/1997
971400947 — 2396588
CERTIFICATE OF OWNERSHIP AND MERGER
MERGING
GCC CORPORATION
INTO
GENERAL CABLE CORPORATION
          General Cable Corporation (the “Corporation”), a corporation organized and existing under the laws of the State of Delaware,
          DOES HEREBY CERTIFY:
          FIRST: That the Corporation was incorporated on April 22, 1994 under the General Corporation Law of the State of Delaware.
          SECOND: That the Corporation owns all of the outstanding shares of each class of capital stock of GCC Corporation, a corporation incorporated on April 9, 1992, under the General Corporation Law of the State of Delaware.
          THIRD:      That the name of the surviving corporation of the merger is General Cable Corporation, a Delaware corporation (hereinafter sometimes referred to as the “Surviving Corporation”).
          FOURTH: That the Amended and Restated Certificate of Incorporation of the Corporation in effect immediately prior to the effective time of the Merger (“Effective Time”) shall be the Amended and Restated Certificate of Incorporation for the Surviving Corporation, until amended as provided by law.
          FIFTH: That the Amended and Restated Bylaws of the Corporation in effect immediately prior to the Effective Time shall be the Amended and Restated Bylaws of the Surviving Corporation until amended as provided by applicable law.
          SIXTH: That the following is a copy of resolutions duly adopted on November 10, 1997 by the unanimous written consent of the Board of Directors of the Corporation and filed with the minutes of the Board authorizing the merger of GCC Corporation with and into the Corporation:
     RESOLVED that it is desirable and in the best interests of the Corporation that its wholly owned subsidiary, GCC Corporation, a Delaware corporation, be merged with and into the Corporation pursuant to Section 253 of the Delaware General Corporation Law, with the Corporation (sometimes hereinafter referred to as the “Surviving Corporation”) surviving the merger (the “Merger”) and assuming all of said subsidiary’s liabilities and obligations; and further

     RESOLVED, that the form, terms and provisions of the Certificate of Ownership and Merger (attached hereto as Exhibit A) effecting the Merger be and they are hereby approved; and further
     RESOLVED, that the proper officers of the Corporation be and they are hereby directed to execute and acknowledge such Certificate of Ownership and Merger, and to cause the same to be filed with the Secretary of State of the State of Delaware and to do all acts and things whatsoever, whether within or without the State of Delaware, which may be necessary or proper to effect the Merger; and further
     RESOLVED, that the directors and officers of the Corporation immediately prior to the effective time of the Merger (“Effective Time”) shall be the directors and officers of the Surviving Corporation. If at the Effective Time a vacancy shall exist in any directorship or office of the Surviving Corporation, such vacancy shall thereafter be filled in the manner provided by applicable law;
     RESOLVED, that at the Effective Time, all shares of common stock, par value $0.01 per share, of GCC Corporation shall be canceled, extinguished or retired and no new shares of stock or other securities or property of the Corporation or any other corporation shall be issued in exchange therefor. The certificates representing such shares shall be marked “canceled in merger”; and further
     RESOLVED, that the proper officers of the Corporation are hereby authorized to take any and all such further action and to execute any and all such further instruments and documents, in the name and on behalf of the Corporation, under its corporate seal or otherwise, and to pay all such costs and expenses, as shall be necessary or appropriate to carry out the intent and accomplish the purposes of the foregoing resolutions.
          SEVENTH: That this Certificate of Ownership and Merger shall be effective upon filing.
* * * * *
    IN WITNESS WHEREOF, the Surviving Corporation has caused this Certificate to be signed by Stephen Rabinowitz, its President, and attested to by Robert J. Siverd, its Secretary, this 11 day of November, 1997.

GENERAL CABLE CORPORATION
By:	/s/ Stephen Rabinowitz
Stephen Rabinowitz, President

Attest:	/s/ Robert J. Siverd
Robert J. Siverd, Secretary

State of Delaware
Secretary of State
Division of Corporations
Delivered 02:50 PM 11/21/2003
FILED 02:50 PM 11/21/2003
SRV 030751791 — 2396588 FILE
CERTIFICATE OF DESIGNATIONS
OF
5.75% SERIES A REDEEMABLE CONVERTIBLE PREFERRED STOCK SETTING FORTH THE
POWERS, PREFERENCES AND RIGHTS, AND THE QUALIFICATIONS, LIMITATIONS AND
RESTRICTIONS THEREOF, OF SUCH PREFERRED STOCK OF GENERAL CABLE CORPORATION
          Pursuant to Section 151 of the General Corporation Law of the State of Delaware, General Cable Corporation, a Delaware corporation (the “Company”), does hereby certify that the Board of Directors of the Company (the “Board of Directors”) duly adopted the following resolution and that such resolution has not been modified and is in full force and effect:
          RESOLVED that, pursuant to the authority vested in the Board of Directors in accordance with the provisions of the Amended and Restated Certificate of Incorporation of the Company (the “Certificate of Incorporation”), a series of preferred stock of the Company is hereby created and the designation and number of shares thereof and the voting powers, preferences and relative, participating, optional and other special rights of the shares of such series, and the qualifications, limitations and restrictions thereof, are as set forth below in this Certificate of Designations (this “Certificate”):
          SECTION 1. Number; Designation; Registered Form. (a) The shares of such series shall be designated as “5.75% Series A Redeemable Convertible Preferred Stock” (the “Preferred Stock”) and shall have a par value of $0.01 per share. The number of shares constituting the Preferred Stock shall be 2,070,000. Certificates for shares of Preferred Stock shall be issuable only in registered form.
          (b) All shares of Preferred Stock redeemed, purchased, exchanged, converted or otherwise acquired by the Company shall be retired and canceled and, upon the taking of any action required by applicable law, shall be restored to the status of authorized but unissued shares of preferred stock of the Company, without designation as to series, and may thereafter be reissued.
          (c)  Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in Section 11 below.
          SECTION 2. Ranking. The Preferred Stock will rank, with respect to dividend rights and rights upon liquidation, winding-up or dissolution:
(a)	junior to Senior Stock;

(b)	on a parity with Parity Stock; and

(c)	senior to Junior Stock.
          SECTION 3. Dividends. (a) If the conditions to payment set forth in Section 3(b)(ii) below are satisfied, the Board of Directors, or any duly authorized committee thereof, shall declare dividends at the rate of 5.75% per annum on the Liquidation Preference, as such rate may be adjusted from time to time pursuant to Sections 3(c) and 3(d) hereof, to be payable on each Dividend Payment Date, as set forth below. Dividends are payable on February 24, May 24, August 24 and November 24 of each year (each, a “Dividend Payment Date”), beginning on February 24, 2004. If any of those dates is not a Business Day, then dividends will be payable on the next succeeding Business Day. The dividends payable on any Dividend Payment Date will accrue from the last Dividend Payment Date or, prior to the first Dividend Payment Date, the Issue Date. The first Dividend Period will begin on the Issue Date, even if additional shares of Preferred Stock are issued after that date. Dividends will be payable to holders of record as they appear in the Company’s stock records at the close of business on January 31, April 30, July 31 and October 31 of each year (each a “Dividend Payment Record Date”). Dividends payable on the shares of Preferred Stock for any period other than a full quarterly period will be computed on the basis of a 360-day year consisting of twelve 30-day months. All references in this Certificate to dividends or to a dividend rate shall be deemed to include Additional Dividends or to reflect any adjustment to the dividend rate applicable to the Preferred Stock pursuant to Section 3(d) hereof, as the case may be, if such Additional Dividends are then payable, as described in Section 3(d) below.
          (b) (i) Dividends are payable, at the Company’s option, (x) in cash, (y) by delivering shares of Common Stock to the Registrar on behalf of the holders of the Preferred Stock, to be sold on the holders’ behalf for cash, or (z) any combination thereof. To pay dividends in shares of Common Stock, the Company must deliver to the Registrar a number of shares of Common Stock that, when sold by the Registrar on the holders’ behalf, will result in net cash proceeds to be distributed to the holders of Preferred Stock in an amount equal to the cash dividend otherwise payable to the holders of Preferred Stock. If the Company pays dividends in shares of Common Stock by delivering them to the Registrar, those shares will be owned beneficially by the holders of the Preferred Stock upon delivery to the Registrar, and the Registrar will hold those shares and the net cash proceeds from the sale of those shares for the exclusive benefit of the holders of Preferred Stock until the Dividend Payment Date at which time a proportion of the net cash proceeds equal to the non-cash component of the declared dividend of the Preferred Stock will be distributed to the holders of Preferred Stock entitled thereto with any remainder to continue to be held by the Registrar for the exclusive benefit of the holders of Preferred Stock and pooled with the net cash proceeds from future sales of Common Stock delivered to the Registrar pursuant to this paragraph.
          Dividends on the Convertible Preferred Stock are cumulative. If the Board of Directors or any authorized committee thereof fails to declare a dividend to be payable on a Dividend Payment Date, the dividend will accumulate on that Dividend Payment Date until declared and paid or will be forfeited upon conversion, except under the circumstances described in Section 7(c).
          (ii) To pay dividends on any Dividend Payment Date, whether in cash or in shares of Common Stock, (A) the Company shall have funds legally available to make such payment and (B) such payment shall not, as determined by the Board of Directors, continue or cause a default under, or violate, any provision of applicable law or the Certificate of Incorporation or the by-laws of the Company or any agreement or other instrument binding upon the Company or any of its Subsidiaries or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any of its Subsidiaries. In addition, in order to pay dividends on any Dividend Payment Date in shares of Common Stock, (w) the shares of Common Stock delivered to the Registrar shall have been duly authorized, (x) the Company shall have provided to the Registrar an effective registration statement under the Securities Act permitting the immediate sale of the shares of Common Stock in the public market, (y) the shares of Common Stock, once purchased by the purchasers thereof, shall be validly issued, fully paid and nonassessable and (z) such shares shall have been registered under the Securities Exchange Act, if required, and shall be listed or admitted for trading on each United States securities exchange or market on which the Common Stock is then listed or admitted for trading.
          If the Company is prohibited from paying dividends in cash because the condition set forth in clause (B) of this Section 3(b)(ii) is not satisfied, the Company must file, not later than 60 days after the Issue Date, a registration statement for the purpose of satisfying the condition set forth in clauses (x) of this Section 3(b)(ii) and shall use its reasonable best efforts to satisfy the conditions to paying such dividends in shares of Common Stock that are set forth in clause (w) through (z) of this Section 3(b)(ii). To the extent that the rules of any securities exchange or market on which the Common Stock is listed or admitted for trading require approval of the Company’s stockholders in order for the Company to be able to pay dividends on the Preferred Stock in shares of Common Stock, the Company will use all commercially reasonable efforts to obtain such approval not later than at the annual meeting of the Company’s stockholders next occurring after the Issue Date.
          (c) (i) If the Company does not pay dividends in full on the Preferred Stock on more than six (6) Dividend Payment Dates as described above in Section 3(a), whether or not consecutive, the per annum dividend rate will be deemed to have increased by 200 basis points on the date following the sixth such Dividend Payment Date. Once all accrued and unpaid or accumulated dividends have been paid in full, the dividend rate will return to the rate in effect before such increase. If, following any such payment in full, the Company again does not pay dividends in full on any Dividend Payment Date, the per annum dividend rate will be deemed to have increased by 200 basis points on the date following the last Dividend Payment Date through which all accrued and unpaid or accumulated dividends have been paid in full and will return to the rate in effect before such increase only after all accrued and unpaid or accumulated dividends through the latest Dividend Payment Date have been paid in full.
          (ii) Except as set forth in the preceding paragraph, the Company shall not be obligated to pay holders of Preferred Stock any interest or sum of money in lieu of interest on any dividend not paid on a Dividend Payment Date or any other late payment.
          If the Company’s Board of Directors or an authorized committee thereof does not declare a dividend for any Dividend Payment Date, the Board of Directors or an authorized committee thereof may declare and pay the dividend on any subsequent date, whether or not a Dividend Payment Date. The persons entitled to receive the dividend in such case will be holders of Preferred Stock as they appear on the stock register on a date selected by the Board of Directors or an authorized committee thereof. That date must not (a) precede the date the Board of Directors or an authorized committee thereof declares the dividend payable and (b) be more than 60 days prior to that Dividend Payment Date.
          (d) (i) With respect to the first 90-day period immediately following the occurrence of a Registration Default, the per annum dividend rate on the Preferred Stock for the relevant period will be increased by 25 basis points (the “Additional Dividends”) from and including the date of the Registration Default. The per annum dividend rate will increase by an additional 25 basis points with respect to any subsequent 90-day period, but in no event will the increase in the per annum dividend rate pursuant to this Section 3(d) exceed 100 basis points in the aggregate regardless of the number of Registration Defaults, until all Registration Defaults have been cured. Following the cure of all Registration Defaults, the accrual of Additional Dividends with respect to the Preferred Stock shall cease in accordance with the terms of the Registration Rights Agreement.
          (ii) If, after the cure of all Registration Defaults then in effect, there is a subsequent Registration Default, the increase in the per annum dividend rate for that subsequent Registration Default shall initially be 25 basis points, regardless of the dividend rate in effect with respect to any prior Registration Default at the time of the cure of that Registration Default and will increase as set forth in Section 3(d)(i).
          (iii) The Company shall notify the Registrar within five Business Days after each and every date on which a Registration Default occurs. Additional Dividends payable by the Company shall be payable to the record holders of shares of Preferred Stock on each Dividend Payment Date in the manner provided for the payment of regular dividends.
          SECTION 4. Liquidation Preference. (a) Upon any voluntary or involuntary liquidation, dissolution or winding-up of the Company, each holder of Preferred Stock shall be entitled to payment out of the assets of the Company legally available for distribution of an amount equal to the Liquidation Preference of the shares held by such holder, plus an amount equal to all accrued and unpaid and accumulated dividends on those shares to but excluding the date of liquidation, dissolution or winding-up, before any distribution is made on any Junior Stock, including Common Stock. After payment in full of the Liquidation Preference and an amount equal to all accrued and unpaid and accumulated dividends to which holders of shares of Preferred Stock are entitled, such holders shall not be entitled to any further participation in any distribution of the assets of the Company. If, upon any voluntary or involuntary liquidation, dissolution or winding-up of the Company, the amounts payable with respect to shares of Preferred Stock and all other Parity Stock are not paid in full, the holders of shares of Preferred Stock and the holders of the Parity Stock shall share equally and ratably in any distribution of assets of the Company in proportion to the full liquidation preference and an amount equal to all accrued and unpaid and accumulated dividends, if any, to which each such holder is entitled.
          (b) Neither the voluntary sale, conveyance, exchange or transfer, for cash, shares of stock, securities or other consideration, of all or substantially all of the property or assets of the Company nor the consolidation, merger or amalgamation of the Company with or into any other entity or the consolidation, merger or amalgamation of any other entity with or into the Company shall be deemed to be a voluntary or involuntary liquidation, dissolution or winding-up of the Company.

          SECTION 5. Redemption. Shares of Preferred Stock shall be redeemable as provided below.
          (a) Optional Redemption. The Company may not redeem any shares of Preferred Stock at any time before November 24, 2008. At any time or from time to time thereafter, the Company will have the option to redeem all or any outstanding shares of Preferred Stock, out of funds legally available for such payment, upon not less than 30 nor more than 60 days’ prior notice, in cash at the redemption prices specified below, plus an amount in cash equal to all accrued and unpaid or accumulated dividends from, and including, the immediately preceding Dividend Payment Date to, but excluding, the redemption date, during the 12-month period commencing on November 24 of each of the years set forth below:

2008	$51.4375
2009	$51.1500
2010	$50.8625
2011	$50.5750
2012, until the day prior to mandatory redemption	$50.2875

          In the event of a partial redemption of the Preferred Stock, the shares to be redeemed will be selected on a pro rata basis, except that the Company may redeem all shares of Preferred Stock held by any holder of fewer than 10 shares (or all shares of Preferred Stock owned by any holder who would hold fewer than 10 shares as a result of such redemption), as determined by the Board of Directors or a duly authorized committee thereof.
          (b) Mandatory Redemption. (i) The Company is obligated to redeem all outstanding shares of Preferred Stock on November 24, 2013, out of funds legally available for such payment, at a redemption price equal to the Liquidation Preference thereof, plus all accrued and unpaid or accumulated dividends.
          (ii) The Company must pay the redemption price under Section 5(b), at its option, (x) in cash, (y) in shares of Common Stock at a discount of 5% from the Market Price of such Common Stock (i.e., valued at 95% of the Market Price of the Common Stock), or (z) any combination thereof. The Company may pay such redemption price. whether in cash or in shares of Common Stock, only if it has funds legally available for such payment and may pay such redemption price in shares of Common Stock only if such shares are eligible for immediate sale in the public market either (i) by non-affiliates of ours absent a registration statement or (ii) pursuant to a registration statement that has become effective. The Company may pay the redemption price or any portion of the redemption price in shares of the Common Stock only if the information necessary to calculate the Market Price is publicly available.
          (c) The Company shall give Notice to all holders (and beneficial owners as required by applicable law), on a date not less than ten (10) business days prior to the mandatory redemption date stating among other things:
     (i) whether the Company shall pay the redemption price of the Preferred Stock in cash or shares of Common Stock or any combination thereof and specifying the percentages of each;
     (ii) if the Company elects to pay in shares of Common Stock, the method of calculating the Market Price; and
     (iii) the procedures that must be followed in connection with the redemption.
          (d) In the case of any redemption pursuant to Section 5(b) or purchase pursuant to Section 9, the Company’s right to redeem or purchase Preferred Stock with shares of Common Stock is subject to the following conditions:
     (A) such shares shall be duly authorized, validly issued, fully paid and nonassessable;

       (B) the Company shall have listed such shares of Common Stock on the principal United States securities exchange on which the Common Stock is then listed or, if not so listed, on Nasdaq;
       (C) the Company shall have registered such shares of Common Stock under the Securities Act and the Securities Exchange Act, if required; and
       (D) the Company shall have obtained any necessary qualification or registration under applicable state securities law or an exemption from such qualification and registration shall be available.
          If such conditions are not satisfied with respect to a holder prior to the close of business on any Purchase Date, the Company will pay the Purchase Price of such holder’s shares of Preferred Stock entirely in cash. The Company may not change the form or components or percentages of components of consideration to be paid for the shares of Preferred Stock once the Company has given any Notice that it is required to give to holders of the Preferred Stock, except as described in the first sentence of this paragraph.
          The Company shall provide Notice to the holders of the Preferred Stock no later than two (2) Business Days prior to the Purchase Date of the actual number of shares of Common Stock deliverable upon the redemption of the Preferred Stock.
          (e) In the case of any redemption pursuant to this Section 5:
       (i) Payment of the redemption price for Preferred Stock is conditioned upon book-entry transfer of or physical delivery of the certificates representing the Preferred Stock, together with necessary endorsements, to the Registrar at any time after delivery of the Redemption Notice. Payment of the redemption price for the Preferred Stock will be made promptly following the later of the redemption date and book-entry transfer of or physical delivery of the certificates representing the Preferred Stock, together with necessary endorsements, to the Registrar.
       (ii) If DTC and the Registrar hold money or securities sufficient to pay the redemption price of Preferred Stock on the redemption date for shares of Preferred Stock delivered for redemption in accordance with the terms of this Certificate, then the dividends will cease to accrue. At such time, all rights of a holder as a holder of Preferred Stock shall terminate, other than the right to receive the redemption price upon book-entry transfer of or physical delivery of the certificates representing the Preferred Stock, together with necessary endorsements.
          SECTION 6. Voting Rights. (a) Holders of the Preferred Stock will not have any voting rights except as from time to time as required by law and as set forth below in this Section 6 and Section 15. So long as any shares of the Preferred Stock remain Outstanding, the Company shall not, without the consent of the holders of at least two-thirds of the shares of Preferred Stock Outstanding at the time (i) issue shares of or increase the authorized number of shares of any Senior Stock or (ii) amend the Company’s Certificate of Incorporation or the resolutions contained in this Certificate, whether by merger, consolidation or otherwise, if the amendment would alter or change any power, preference or special right of the Outstanding Preferred Stock in any manner materially adverse to the interests of the holders thereof. Notwithstanding the foregoing, any increase in the authorized number of shares of Common Stock or Preferred Stock or the authorization and issuance of Junior Stock or other Parity Stock, including those with voting or redemption rights that are different from the voting or redemption rights of the Preferred Stock shall not be deemed to be an amendment that alters or changes such powers, preferences or special rights in any manner materially adverse to the interests of the holders of the Preferred Stock.
          (b) Any increase, decrease or change in the par value of any class or series of Capital Stock, including the Preferred Stock, will not be deemed to be an amendment that alters or changes the powers, preferences and special rights of the shares of Preferred Stock in any manner materially adverse to the interests of the holders of the Preferred Stock.

     (c) If and whenever six full quarterly dividends, whether or not consecutive, payable on the Preferred Stock are not paid, the number of directors constituting the Board of Directors will be increased by two and the holders of Preferred Stock, voting together as a single class, will be entitled to elect those additional directors. In the event of such a non-payment, any holder of Preferred Stock may request that the Company call a special meeting of the holders of Preferred Stock for the purpose of electing the additional directors, and the Company must call such meeting within twenty (20) days of request. If the Company fails to call such a meeting upon request, then any holder of Preferred Stock can call such a meeting. If all accumulated dividends on the Preferred Stock have been paid in full and dividends for the current quarterly dividend period have been paid, the holders of Preferred Stock will no longer have the right to vote on directors and the term of office of each director so elected will terminate and the number of members of the Board of Directors will, without further action, be reduced by two.
     (d) In any case where the holders of Preferred Stock are entitled to vote, each holder of Preferred Stock will be entitled to one vote for each share of Preferred Stock owned by such holder.
     SECTION 7. Conversion Rights. (a) Each share of Preferred Stock shall be convertible at the option of the holder thereof, unless previously redeemed or repurchased, into fully paid and nonassessable shares of Common Stock at an initial conversion price of $10.004 per share, adjusted as described below in Section 8 (the “Conversion Price”). The number of shares of Common Stock deliverable upon conversion of a share of Preferred Stock (the “Conversion Rate”) will be initially 4.998, which represents the Liquidation Preference divided by the initial Conversion Price. The Conversion Rate will be adjusted as a result of any adjustment to the Conversion Price.
     (b) A Holder of shares of Preferred Stock may convert any or all of those shares by surrendering to the Company at its principal office or at the office of the Registrar, as may be designated by the Board of Directors, the certificate or certificates for those shares of Preferred Stock accompanied by a written notice stating that the holder elects to convert all or a specified whole number of those shares in accordance with this Section 7 and specifying the name or names in which the holder wishes the certificate or certificates for shares of Common Stock to be issued. In case the notice specifies a name or names other than that of the holder, the notice must be accompanied by payment of all transfer taxes payable upon the issuance of shares of Common Stock in that name or names. Other than those taxes, the Company shall pay any documentary, stamp or similar issue or transfer taxes that may be payable in respect of any issuance or delivery of shares of Common Stock upon conversion of shares of Preferred Stock. As promptly as practicable after the surrender of that certificate or certificates and the receipt of the notice relating to the conversion and payment of all required transfer taxes, if any, or the demonstration to the Company’s satisfaction that those taxes have been paid, the Company will deliver or cause to be delivered (i) certificates representing the number of validly issued, fully paid and nonassessable full shares of Common Stock to which the holder, or the holder’s transferee, of shares of Preferred Stock being converted will be entitled and (ii) if less than the full number of shares of Preferred Stock evidenced by the surrendered certificate or certificates is being converted, a new certificate or certificates, of like tenor, for the number of shares evidenced by the surrendered certificate or certificates less the number of shares being converted. Such conversion will be deemed to have been made at the close of business on the date of giving the notice and of surrendering the certificate or certificates representing the shares of Preferred Stock to be converted so that the rights of the holder thereof as to the shares being converted will cease except for the right to receive shares of Common Stock and accrued and unpaid dividends with respect to the shares of Preferred Stock being converted, and the person entitled to receive the shares of Common Stock will be treated for all purposes as having become the record holder of those shares of Common Stock at such time.
     (c) If a holder of shares of Preferred Stock exercises conversion rights, upon delivery of the shares for conversion, those shares will cease to accrue dividends as of the end of the day immediately preceding the date of conversion. Except as set forth in the last sentence of this Section 7(c), holders of shares of Preferred Stock who convert their shares into Common Stock will not be entitled to, nor will the Conversion Price or Conversion Rate be adjusted for, any accrued and unpaid or accumulated dividends. Shares of Preferred Stock surrendered for conversion during the period between the close of business on any Dividend Record Date and the opening of business on the corresponding Dividend Payment Date must be accompanied by payment of an amount equal to the dividend declared and payable on such shares on such Dividend Payment Date. Notwithstanding the foregoing, a holder of shares of Preferred Stock whose shares are converted after the Company has given a notice of redemption will continue to be entitled to receive all accrued and unpaid and accumulated dividends, and those dividends will be payable by the Company as and when those dividends are paid to any holders or, if none, on the date which would have been the next succeeding Dividend Payment Date had there been any holders or at a later time when the Company believes it has adequate available capital under applicable law to make such a payment.
     (d) In case any shares of Preferred Stock are to be redeemed, the right of conversion shall cease and terminate, as to the shares of Preferred Stock to be redeemed, at the close of business on the Business Day immediately preceding the date fixed for redemption, unless the Company shall default in the payment of the redemption price of those shares.
     (e) The Company shall at all times reserve and keep available, free from preemptive rights, for issuance upon the conversion of shares of Preferred Stock a number of its authorized but unissued shares of Common Stock that will from time to time be sufficient if necessary to permit the conversion of all Outstanding shares of Preferred Stock. Prior to the delivery of any securities that the Company shall be obligated to deliver upon conversion of the Preferred Stock, the Company shall comply with all applicable federal and state laws and regulations which require action to be taken by the Company. All shares of Common Stock delivered upon conversion of the Preferred Stock will upon delivery be duly and validly issued and fully paid and nonassessable, free of all liens and charges and not subject to any preemptive rights.
     (f) Conversion at Our Option Under Certain Circumstances.
     If fewer than 5% of the aggregate number of shares of Preferred Stock issued on the Issue Date and any shares of Preferred Stock issued upon exercise of the option granted to the Initial Purchasers of the Preferred Stock issued on the Issue Date remain outstanding, the Company may, at any time on or after November 24, 2008, at its option, cause all, but not less than all, of such Preferred Stock to be automatically converted (a “Company Conversion”) into that number of shares of Common Stock equal to the Liquidation Preference thereof plus all accrued and unpaid or accumulated dividends divided by the lesser of (i) the Conversion Price, and (ii) the Market Price of the Common Stock. The Company will notify each of the holders of Preferred Stock by mail of such a Company Conversion. Such notice shall specify the date of such Company Conversion which will not be less than 30 days nor more than 60 days after the date of such notice.
     SECTION 8. Adjustments to the Conversion Price. (a) The Conversion Price shall be subject to adjustment from time to time as follows:
     (i) Stock Splits and Combinations. In case the Company shall, at any time or from time to time after the Issue Date, (A) subdivide or split the outstanding shares of Common Stock, (B) combine or reclassify the outstanding shares of Common Stock into a smaller number of shares or (C) issue by reclassification of the shares of Common Stock any shares of Capital Stock of the Company, then, and in each such case, the Conversion Price in effect immediately prior to that event or the record date therefor, whichever is earlier, shall be adjusted so that the holder of any shares of Preferred Stock thereafter surrendered for conversion shall be entitled to receive the number of shares of Common Stock or other securities of the Company which the holder would have owned or have been entitled to receive after the occurrence of any of the events described above, had those shares of Preferred Stock been surrendered for conversion immediately prior to the occurrence of that event or the record date therefor, whichever is earlier.
     (ii) Stock Dividends in Common Stock. In case the Company shall, at any time or from time to time after the Issue Date, pay a dividend or make a distribution in shares of Common Stock to all of the holders of the Common Stock other than dividends or distributions of shares of Common Stock or other securities with respect to which adjustments are provided in Section 8(a)(i) above, the Conversion Price shall be adjusted by multiplying (A) the Conversion Price immediately prior to the record date fixed for determination of stockholders entitled to receive the dividend or distribution, by (B) a fraction, the numerator of which shall be the number of shares of Common Stock outstanding at the close of business on that record date and the denominator of which shall be the sum of that number of shares and the total number of shares issued in that dividend or distribution.

     (iii) Issuance of Rights or Warrants. In case the Company shall, at any time or from time to time after the Issue Date, issue to all holders of Common Stock rights or warrants entitling those holders to subscribe for or purchase Common Stock at a price per share less than the Current Market Price, the Conversion Price in effect immediately prior to the close of business on the record date fixed for determination of stockholders entitled to receive those rights or warrants shall be decreased by multiplying (A) the Conversion Price by (B) a fraction, the numerator of which is the sum of the number of shares of Common Stock outstanding at the close of business on that record date and the number of shares of Common Stock that the aggregate offering price of the total number of shares of Common Stock so offered for subscription or purchase would purchase at the Current Market Price and the denominator of which is the sum of the number of shares of Common Stock outstanding at the close of business on that record date and the number of additional shares of Common Stock so offered for subscription or purchase. For purposes of this subparagraph (iii), the issuance of rights or warrants to subscribe for or purchase securities convertible into Common Stock shall be deemed to be the issuance of rights or warrants to purchase the Common Stock issuable upon conversion of those securities at an aggregate offering price equal to the sum of the aggregate offering price of those securities and the minimum aggregate amount, if any, payable upon exercise or conversion of those securities into Common Stock. Such adjustment will be made successively whenever any such event occurs. The Conversion Rate will be adjusted back to the extent the rights are not subscribed for or purchased prior to their expiration or warrants are not exercised prior to their expiration.
     (iv) Distribution of Indebtedness, Securities or Assets. In case the Company shall, at any time or from time to time after the Issue Date, distribute to all holders of Common Stock, whether by dividend or in a merger, consolidation or otherwise, evidences of indebtedness, shares of Capital Stock of any class or series, other securities, cash or assets, (other than Common Stock, rights or warrants referred to in subparagraph (iii) above, a dividend or distribution payable exclusively in cash, shares of Capital Stock or similar equity interests in the case of a Spin-Off, referred to in the next succeeding paragraph, and other than as a result of a Fundamental Change referred to in subparagraph (v) below), the Conversion Price in effect immediately prior to the close of business on the record date fixed for determination of stockholders entitled to receive that distribution shall be decreased by multiplying (A) the Conversion Price by (B) a fraction, the numerator of which is the Current Market Price of the Common Stock and the denominator of which is the Current Market Price of the Common Stock plus the Fair Market Value of the portion of those evidences of indebtedness, shares of Capital Stock, other securities, cash and assets so distributed applicable to one share of Common Stock. Such adjustment shall be made successively whenever any such event shall occur.
     In case of a Spin-Off, the Conversion Price in effect immediately before the close of business on the record date fixed for determination of stockholders entitled to receive the relevant dividend or other distribution will be decreased by multiplying (x) the Conversion Price by (y) a fraction, the numerator of which is the Current Market Price of the Common Stock and the denominator of which is the Current Market Price of the Common Stock plus the Fair Market Value of the portion of those shares of Capital Stock, other securities, cash and assets so distributed applicable to one share of Common Stock.
     The adjustment to the Conversion Price under the preceding paragraph will occur at the earlier of (1) the tenth (10th) Trading Day from, and including, the completion date of the Spin-Off and (2) the date of the completion of the Initial Public Offering of the securities being distributed in the Spin-Off, if that Initial Public Offering is effected simultaneously with the Spin-Off.
     (v) Fundamental Changes. In case any transaction or event (including, without limitation, any merger, consolidation, combination, sale of assets, tender or exchange offer, reclassification, compulsory share exchange or liquidation) shall occur in which all or substantially all outstanding shares of Common Stock are converted into or exchanged or acquired for or constitute the right to receive stock, other securities, cash, property or assets (each, a “Fundamental Change”), the holder of each share of Preferred Stock Outstanding immediately prior to the occurrence of such Fundamental Change that remains Outstanding after such Fundamental Change shall have the right upon any subsequent conversion to receive (but only out of funds legally available, to the extent required by applicable law) the kind and amount of stock, other securities, cash, property or assets that such holder would have received if that share had been converted immediately prior to the Fundamental Change.
     (vi) Self-Tender. In case the Company or any of its Subsidiaries engages in a tender or exchange offer for all or any portion of the Common Stock that shall expire, and such tender or exchange offer (as amended upon the expiration thereof) shall require the payment to stockholders of consideration per share of Common Stock having a Fair Market Value that as of the last time tenders or exchanges may be made pursuant to such tender or exchange offer, as such time may be amended (the “Expiration Time”), exceeds the Sale Price per share of Common Stock as of the Trading Day next succeeding the Expiration Time, the Conversion Price shall be decreased so that it shall equal the price determined by (A) multiplying the Conversion Price in effect immediately prior to the Expiration Time by (B) a fraction, the numerator of which shall be the number of shares of Common Stock outstanding (including any tendered or exchanged shares) at the Expiration Time multiplied by the Sale Price per share of Common Stock as of the Trading Day next succeeding the Expiration Time and the denominator of which shall be the sum of (x) the Fair Market Value of the aggregate consideration payable to stockholders based on the acceptance (up to any maximum specified in the terms of the tender or exchange offer) of all shares of Common Stock validly tendered or exchanged and not withdrawn as of the Expiration Time (the shares of Common Stock deemed so accepted, up to any such maximum, being referred to as the “Purchased Shares”) and (y) the product of the number of shares of Common Stock outstanding (less any Purchased Shares) at the Expiration Time and the Sale Price per share of Common Stock as of the Trading Day next succeeding the Expiration Time, such decrease to become effective as of the opening of business on the Trading Day next succeeding the Expiration Time. In the event that the Company is obligated to purchase shares of Common Stock pursuant to any such tender or exchange offer, but the Company is permanently prevented by applicable law from effecting any such purchases or all such purchases are rescinded, the Conversion Price shall be adjusted back to be the Conversion Price that would then be in effect if such tender or exchange offer had not been made.
     (vii) Cash Dividend or Distribution. In case the Company shall, at any time or from time to time after the Issue Date, pay a dividend or make a distribution in cash on the Common Stock, the Conversion Price in effect immediately before the close of business on the day that the Common Stock trades after such distribution occurred will be adjusted by multiplying (A) the Conversion Price by (B) a fraction, the numerator of which will be the Current Market Price of the Common Stock and the denominator of which will be the Current Market Price of the Common Stock plus the amount per share of such dividend or distribution.
     (b) Anything in paragraph (a) to the contrary notwithstanding, the Company shall not be required to give effect to any adjustment in the Conversion Price unless and until the net effect of one or more adjustments (each of which shall be carried forward until counted toward adjustment), determined as above provided, shall have resulted in a change of the Conversion Price by at least 1%, and when the cumulative net effect of more than one adjustment so determined shall be to change the Conversion Price by at least 1%, such change in the Conversion Price shall thereupon be given effect. In the event that, at any time as a result of the provisions of this Section 8, the Holders of shares of Preferred Stock upon subsequent conversion shall become entitled to receive any shares of Capital Stock of the Company other than Common Stock, the number of such other shares so receivable upon conversion of shares of Preferred Stock shall thereafter be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions contained in this Section 8.
     (c) There shall be no adjustment of the Conversion Price in the case of the issuance of any Capital Stock of the Company in a merger, reorganization, acquisition, reclassification, recapitalization or other similar transaction except as provided in this Section 8.
     (d) The Company may, from time to time, reduce the Conversion Price by any amount for any period of time if the period is at least twenty (20) days or any longer period required by law and if the reduction is irrevocable during the period, but the Conversion Price may not be less than the par value of Common Stock.

     (e) In any case in which this Section 8 requires that an adjustment as a result of any event become effective from and after a record date, the Company may elect to defer until after the occurrence of that event (a) issuing to the holder of Preferred Stock converted after that record date and before the occurrence of that event the additional shares of Common Stock issuable upon that conversion over and above the shares issuable on the basis of the Conversion Price in effect immediately before adjustment and (b) paying to that holder any amount in cash in lieu of a fractional share of Common Stock.
     (f) The Company shall, as soon as practicable following the occurrence of an event that requires or permits an adjustment in the Conversion Price, provide written notice to the holders of Preferred Stock of the occurrence of that event. The Company shall deliver a statement setting forth in reasonable detail the method by which the adjustment to the Conversion Price was determined and setting forth the revised Conversion Price.
     (g) No fractional shares of Common Stock will be issued upon conversion of Preferred Stock. In lieu of any fractional share otherwise issuable in respect of the aggregate number of shares of Preferred Stock of any holder which are converted, that holder will be entitled to receive an amount in cash equal to the same fraction of the Sale Price of Common Stock determined as of the second Trading Day immediately preceding the effective date of conversion.
     (h) The Company’s obligations under the Certificate are subject to applicable federal and state securities laws.
     (i) If the Company shall take any action affecting the Common Stock, other than any action described in this Section 8, that in the opinion of the Board of Directors would materially adversely affect the conversion rights of the Holders, then the Conversion Price may be adjusted, to the extent permitted by law, in such manner, and at such time, as the Board of Directors may determine to be equitable in the circumstances.
     (j) The Board of Directors shall have the power to resolve any ambiguity or, subject to applicable law, correct any error in this Section 8 and its action in so doing shall be final and conclusive.
     SECTION 9. Change of Control Put Right. (a) If a Change of Control occurs, each holder of shares of Preferred Stock that remain Outstanding after the Change of Control shall have the right to require the Company to purchase, out of legally available funds, any Outstanding shares of Preferred Stock at the Purchase Price. For shares of Preferred Stock to be purchased as provided in this Section, the Company must receive, from the holder of such shares, at the office or agency of the Company maintained for that purpose a “Notice of Election of Purchase Upon a Change of Control” in the form of Exhibit E to this Certificate on or prior to the Purchase Date, as described in Section 9(c).
     The Purchase Price is payable, at the Company’s option, (x) in cash (y) in shares of the Common Stock at a discount of 5% from the Market Price of Common Stock, (i.e. valued at a 95% discount of the Market Price of the Common Stock), or (z) any combination thereof. If the Company pays for shares of Preferred Stock in Common Stock, no fractional shares of Common Stock will be issued; instead, the Company will round the applicable number of shares of Common Stock up to the nearest whole number of shares; provided that the Company may pay such Purchase Price, whether in cash or in shares of Common Stock, only if the Company has funds legally available for such payment and may pay such Purchase Price in shares of its Common Stock only if such shares are eligible for immediate sale in the public market either (i) by non-affiliates of the Company absent a registration statement or (ii) pursuant to a registration statement that has become effective. The Company’s right to purchase Preferred Stock, in whole or in part, with shares of Common Stock is subject to the conditions set forth in Section 5(d) and (e).
     (b) Holders of the Preferred Stock will not have the right set forth in Section 9 (a) if:
     (i) the Sale Price per share of the Common Stock for any five (5) Trading Days within the period of ten (10) consecutive Trading Days ending immediately after the later of the Change of Control or the public announcement thereof (in the case of a Change of Control under paragraph (a) of the definition of “Change of Control” in Section 11) or the period of ten (10) consecutive Trading Days ending immediately before the Change of Control (in the case of a Change of Control under paragraph (b), (c) or

(d) of the definition of “Change of Control” in Section 11) shall equal or exceed 105% of the Conversion Price immediately after the later of the Change of Control and the public announcement thereof; or
     (ii) at least 100% of the consideration in the Change of Control transaction consists of Capital Stock traded on a U.S. national securities exchange or quoted on the Nasdaq, and as a result of the transaction, the Preferred Stock becomes convertible solely into such Capital Stock.
     (c) Within 30 days following any Change of Control, the Company will mail a notice by first class mail to each holder’s registered address describing the transaction or transactions that constitute the Change of Control and offering to purchase that holder’s Preferred Stock on the date specified in that notice, which date will be no earlier than 30 days and no later than 60 days from the date the notice is mailed. Such notice will, among other things, state:
     (i) whether the Company will pay the Purchase Price of the Preferred Stock in cash or shares;
     (ii) if the Company elects to pay any portion of the Purchase Price in Common Stock, the amount of such portion and the method of calculating the number of shares of Common Stock; and
     (iii) the instructions determined by the Company, consistent with this Section, that a holder must follow in order to have its Preferred Stock purchased.
     Upon determination of the actual number of shares of Common Stock to be issued for each share of the Preferred Stock in accordance with the foregoing provisions, the Company will promptly notify the holders of this information and will issue a press release and publish such information on its website.
     (d) The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations to the extent those laws and regulations are applicable in connection with the purchase of Preferred Stock as a result of a Change of Control with respect to the Company. To the extent that the provisions of any securities laws or regulations conflict with any of the provisions of this Section, the Company shall comply with the applicable securities laws and regulations and shall be deemed not to have breached its obligations under this Section 9.
     (e) On the purchase date set forth in the notice mailed to holders pursuant to subsection (c) of this Section 9, the Company will, to the extent lawful, (i) purchase all shares of Preferred Stock properly tendered, (ii) deposit with (A) DTC, with respect to shares held by DTC or the agent, or (B) the Registrar, with respect to shares held in certificated form, as applicable, an amount equal to the Purchase Price of the shares of Preferred Stock so tendered, (iii) deliver or cause to be delivered to DTC or the Registrar shares of Preferred Stock so accepted together with an officers’ certificate stating the aggregate Liquidation Preference of the shares of Preferred Stock being purchased by the Company. DTC or the Registrar, as applicable, shall promptly mail or deliver to each holder of shares of Preferred Stock so tendered the applicable payment for those shares of Preferred Stock, and the Registrar shall promptly countersign and mail or deliver to each holder certificates representing, or cause to be transferred by book-entry to each holder, new shares of Preferred Stock equal in aggregate Liquidation Preference to any unpurchased portion of the shares of Preferred Stock surrendered, if any. The Company shall publicly announce the results of its offer on or as soon as practicable after the Purchase Date for the purchase of shares of Preferred Stock in connection with a Change of Control.
     (f) The Company shall not be required to purchase any shares of Preferred Stock upon the occurrence of a Change of Control if a third party makes an offer to purchase the Preferred Stock in the manner, for the amount, at the times and otherwise in compliance with the requirements described in this Section 9 and purchases all shares of Preferred Stock validly tendered and not withdrawn.
     (g) The right of the holders of shares of Preferred Stock described in this Section 9 will be subject to the Company’s obligation to repay or repurchase all of its debt obligations or Preferred Stock required to be repurchased or repaid in connection with a transaction or event that constitutes a Change of Control and to any contractual restrictions contained in the Company’s indebtedness. When the Company shall have satisfied these obligations or these obligations are no longer applicable to the Company and, subject to the legal availability of funds for this purpose, the Company shall then purchase all shares of Preferred Stock tendered for purchase by the Company upon a Change of Control pursuant to this Section 9.
     SECTION 10. Payment Restrictions. If the Company does not pay a dividend on a Dividend Payment Date, then, until all accumulated dividends have been declared and paid or declared and set apart for payment:
     (i) the Company may not take any of the following actions with respect to any of its Junior Stock: (A) declare or pay any dividend or make any distribution of assets on any Junior Stock, except that the Company may pay dividends in shares of its Junior Stock and pay cash in lieu of fractional shares in connection with any such dividend or (B) redeem, purchase or otherwise acquire any Junior Stock, except that (x) the Company may redeem, repurchase or otherwise acquire Junior Stock upon conversion or exchange of such Junior Stock for other Junior Stock and pay cash in lieu of fractional shares in connection with any such conversion or exchange and (y) the Company may make repurchases of Capital Stock deemed to occur upon the exercise of stock options if such Capital Stock represents a portion of the exercise price thereof and repurchases of Capital Stock deemed to occur upon the withholding of a portion of the Capital Stock issued, granted or awarded to one of the Company’s directors, officers or employees to pay for the taxes payable by such director, officer or employee upon such issuance, grant or award in order to satisfy, in whole or in part, withholding tax requirements in connection with the exercise of such options, in accordance with the provisions of an option or rights plan or program of the Company, in each case as in effect on the Issue Date, or any other plan substantially similar thereto;
     (ii) the Company may not take any of the following actions with respect to any of its Parity Stock: (A) declare or pay any dividend or make any distribution of assets on any of its Parity Stock, except that the Company may pay dividends on Parity Stock provided that the total funds to be paid be divided among the Preferred Stock and such Parity Stock on a pro rata basis in proportion to the aggregate amount of dividends accrued and unpaid or accumulated thereon; or (B) redeem, purchase or otherwise acquire any Parity Stock, except that the Company may redeem, purchase or otherwise acquire Parity Stock upon conversion or exchange of such Parity Stock for Junior Stock or other Parity Stock and pay cash in lieu of fractional shares in connection with any such conversion or exchange, so long as, in the case of such other Parity Stock, (I) such other Parity Stock contains terms and conditions (including, without limitation, with respect to the payment of dividends, dividend rates, liquidation preferences, voting and representation rights, payment restrictions, antidilution rights, change of control rights, covenants, remedies and conversion and redemption rights) that are not materially less favorable, taken as a whole, to the Company or to the holders of Preferred Stock than those contained in the Parity Stock that is converted into or exchanged for such other Parity Stock, (II) the aggregate amount of the liquidation preference of such other Parity Stock does not exceed the aggregate amount of the liquidation preference, plus accrued and unpaid or accumulated dividends, of the Parity Stock that is converted into or exchanged for such other Parity Stock and (III) the aggregate number of shares of Common Stock issuable upon conversion, redemption or exchange of such other Parity Stock does not exceed the aggregate number of shares of Common Stock issuable upon conversion, redemption or exchange of the Parity Stock that is converted into or exchanged for such other Parity Stock.
     SECTION 11. Certain Definitions. As used in this Certificate, the following terms shall have the following meanings, unless the context otherwise requires:
     “Additional Dividends” has the meaning set forth in Section 3(d).
     “Agent Members” has the meaning set forth in Section 13(b).
     “Business Day” means any day other than a Saturday, Sunday, or U.S. Federal holiday or day on which the Registrar is not open for business.

     “Capital Stock” of any person means any and all shares, interests, participations or other equivalents however designated of corporate stock or other equity participations, including partnership interests, whether general or limited, of such person and any rights (other than debt securities convertible or exchangeable into an equity interest), warrants or options to acquire an equity interest in such person.
     “Change of Control” means, with respect to the Company, the occurrence of any of the following:
     (a) any “person” or “group” (as such terms are used in Section 13(d) and 13d-5 of the Exchange Act is or becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person shall be deemed to have beneficial ownership of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of Voting Stock representing 50% or more of the total voting power of all of the Voting Stock of the Company; or
     (b) the Company consolidates or merges with or into another person (other than a wholly owned subsidiary) or the Company and/or one or more of its Subsidiaries sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of its assets (determined on a consolidated basis) to any person (other than to the Company or a wholly owned Subsidiary), other than any such transaction where immediately after such transaction the person or persons that “beneficially owned” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act) immediately prior to such transaction, directly or indirectly, Voting Stock representing a majority of the total voting power of all of the Voting Stock of the Company “beneficially own or owns” (as so determined), directly or indirectly, Voting Stock representing a majority of the total voting power of the outstanding Voting Stock of the surviving or transferee person; or
     (c) if during any period of two consecutive years, the Continuing Directors cease for any reason to constitute a majority of the Board of Directors; or
     (d) the Company or its stockholders adopt a plan of liquidation or dissolution.
     “Common Share Legend” has the meaning set forth in Section 14(e).
     “Common Stock” means the shares of common stock, par value $0.01 per share, of the Company.
     “Company Order” means a written request or order signed in the name of the Company by its Chairman of the Board of Directors, its President or a Vice President and by its Treasurer, an Assistant Treasurer, its Secretary or an Assistant Secretary.
     “Continuing Directors” means, as of any date of determination, any member of the Board of Directors who was (1) a member of such Board of Directors on the Issue Date or (2) nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election.
     “Conversion Agent” has the meaning set forth in Section 16(a)(ii).
     “Conversion Price” has the meaning set forth in Section 7(a).
     “Current Market Price” of the Common Stock means (a) in the case of Section 8(a)(iii), the average of the Sale Prices of the Common Stock for the five (5) consecutive Trading Days selected by the Board of Directors beginning not more than ten (10) Trading Days before, and ending not later than the date immediately preceding the record date for the event described in Section 8(a)(iii), (b) in the case of Section 8(a)(iv), the average of the Sale Prices of the Common Stock for the first ten (10) Trading Days from, and including, the first day that the Common Stock trades after such distribution occurred and (c) in the case of Section 8(a)(vii), the average of the Sale Prices of Common Stock for the period of five (5) consecutive Trading Days after the Common Stock trades after such distribution occurred; provided, that the Current Market Price of the Common Stock in connection with a Spin-Off shall mean the average of the Sale Prices of the Common Stock over the first ten (10) Trading Days after the completion date of the Spin-Off; provided, further, that if an Initial Public Offering of the securities being distributed in any Spin-Off is to be effected simultaneously with such Spin-Off, the Current Market Price of the Common Stock shall mean the Sale Price of the Common Stock on the Trading Day on which the Initial Public Offering price of such securities is determined.
     “Depository” has the meaning set forth in Section 13(a).
     “Dividend Payment Date” has the meaning set forth in Section 3(a).
     “Dividend Payment Record Date” has the meaning set forth in Section 3(a).
     “Dividend Period” for any Dividend Payment Date means the period from and including the immediately preceding Dividend Payment Date (or if there is no immediately preceding Dividend Payment Date, from the Issue Date) to but excluding such Dividend Payment Date.
     “DTC” means the Depository Trust Company.
     “Expiration Time” has the meaning set forth in Section 8(a)(vi).
     “Fair Market Value” means (i) in the case of a distribution referred to in the first paragraph of Section 8(a)(iv) or a tender or exchange offer referred to in Section 8(a)(vi), the value determined by the Board of Directors, whose determination in good faith shall be conclusive, (ii) in the case of securities to be distributed to the holders of the Common Stock in connection with a Spin-Off that is not effected simultaneously with an Initial Public Offering of the securities being distributed in the Spin-Off, the average of the Sale Prices of those securities over the first ten (10) Trading Days after the completion date of the Spin-Off and (iii) in the case of securities being distributed in any Spin-Off that is effected simultaneously with an Initial Public Offering, the Initial Public Offering price.
     “Fundamental Change” has the meaning set forth in Section 8(a)(v).
     “Global Preferred Certificate” has the meaning set forth in Section 13(a).
     “Global Shares Legend” has the meaning set forth in Section 13(a).
     “Holder”, “holder” or other similar terms mean a person in whose name a share of Preferred Stock is registered on the Preferred Stock register.
     “Initial Public Offering” means, in the event of a Spin-Off, the first time securities of the same class or type as the securities being distributed in the Spin-Off are bona fide offered to the public for cash.
     “Initial Purchasers” means UBS Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated.
     “Issue Date” means November 24, 2003, the date shares of Preferred Stock are first issued hereunder.
     “Junior Stock” means the Common Stock and each class or series of the Company’s Capital Stock the terms of which provide that such class or series will rank junior to the Preferred Stock as to the payment of dividends or distributions upon liquidation, dissolution or winding-up. Junior Stock includes warrants, rights, calls or options exercisable for or convertible into Junior Stock.
     “Liquidation Preference” means $50.00 per share of the Preferred Stock.
     “Market Price” means the average of the Sale Prices of the Common Stock for the five (5) Trading Day period ending on the third Business Day prior to the Purchase Date or date of Company Conversion, as the case may be (if the third Business Day prior to such date is a Trading Day or, if not, then on the last Trading Day prior to the third Business Day), appropriately adjusted to take into account the occurrence, during the period commencing on the first of the Trading Days during the five (5) Trading Day period and ending on such date, of any event that would result in an adjustment to the Conversion Price.
     “Nasdaq” means The Nasdaq National Market.
     “Notice” means, unless otherwise specified or required by applicable law, publication on Bloomberg or the Company’s website or by any other means of publication, including electronic means, reasonably calculated to constitute notice.
     “Officer” means the Chairman of the Board of Directors, the President, any Vice President, a Treasurer, an Assistant Treasurer, the Secretary, or any Assistant Secretary.
     “Outstanding” means, when used with respect to Preferred Stock, as of the date of determination, all shares of Preferred Stock issued pursuant to this Certificate, except (a) Preferred Stock that has been converted into Common Stock in accordance with Section 7 and Preferred Stock that has been canceled by the Registrar or delivered to the Registrar for cancellation upon purchase or other acquisition thereof by the Company; and (b) Preferred Stock for whose payment or redemption money in the necessary amount has been deposited with the Registrar or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the holders of such Preferred Stock; provided that, if such Preferred Stock is to be redeemed, notice of such redemption has been duly given pursuant to this Certificate or provision therefor satisfactory to the Registrar has been made; provided, however, that, in determining whether the holders of Preferred Stock have given any request, demand, authorization, direction, notice, consent or waiver or taken any other action hereunder, Preferred Stock owned by the Company or any of its Subsidiaries shall be deemed not to be Outstanding, except that, in determining whether the Registrar shall be protected in relying upon any such request, demand, authorization, direction, notice, consent, waiver or other action, only Preferred Stock which the Registrar has actual knowledge of being so owned shall be deemed not to be Outstanding.
     “Parity Stock” means each class or series of the Company’s Capital Stock the terms of which provide that such class or series will rank on a parity with the Preferred Stock as to the payment of dividends or distributions upon liquidation, winding up and dissolution. Parity Stock includes warrants, rights, calls or options exercisable for or convertible into Parity Stock.
     “Paying Agent” has the meaning set forth in Section 16(a)(i).
     “Purchase Agreement” means that certain Purchase Agreement, dated November 18, 2003 by and among the Company and the Initial Purchasers.
     “Purchase Date” shall mean (a) in the case of a redemption pursuant to Section 5(b), the date fixed for redemption and (b) in the case of a purchase pursuant to Section 9(c), the date fixed for purchase.
     “Purchase Price” means, per share of Preferred Stock, 100% of the Liquidation Preference thereof, plus all accrued and unpaid and accumulated dividends, if any, to the date of purchase thereof.
     “Purchased Shares” has the meaning set forth in Section 8(a)(vii).
     “Registrable Securities” has the meaning set forth in Section 14(c).
     “Registrar” means Mellon Investor Services LLC, as the Company’s initial registrar, and thereafter, any successor registrar and Registrar duly appointed by the Company.
     “Registration Default” has the meaning ascribed to it in the Registration Rights Agreement.

     “Registration Rights Agreement” means that certain Registration Rights Agreement to be executed by the Company and the Initial Purchasers in connection with the sale of the Preferred Stock pursuant to the Purchase Agreement, as such may be amended from time to time.
     “Regulation S” has the meaning set forth in Section 14(a).
     “Restricted Shares Legend” has the meaning set forth in Section 13(a).
     “Rule 144A” has the meaning set forth in Section 14(a).
     “Sale Price” of the Common Stock on any Trading Day means the closing sale price per share (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on such Trading Day as reported in composite transactions for the principal United States securities exchange on which the Common Stock is traded or, if the Common Stock is not listed on a United States national or regional securities exchange, as reported by Nasdaq.
     “Securities Act” means the Securities Act of 1933, as amended.
     “Securities Exchange Act” means the Securities Exchange Act of 1934, as amended.
     “Senior Stock” means each class or series of the Company’s Capital Stock the terms of which expressly provide that such class or series will rank senior to the Preferred Stock with respect to the payment of dividends and distributions upon liquidation, winding-up or dissolution. Senior Stock includes warrants, rights, calls or options exercisable for or convertible into Senior Stock.
     “Shelf Registration Statement” means the shelf registration statement required to be filed with the Securities and Exchange Commission pursuant to the Registration Rights Agreement.
     “Spin-Off” means a dividend or other distribution of shares of Capital Stock of any class or series, or similar equity interests, of or relating to a Subsidiary or other business unit of the Company.
     “Subsidiary” means, with respect to any person, (a) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such person or one or more of the other Subsidiaries of that person (or a combination thereof) and (b) any partnership (i) the sole general partner or the managing general partner of which is such person or a Subsidiary of such person or (ii) the only general partners of which are such person or of one or more Subsidiaries of such person (or any combination thereof).
     “Trading Day” means each day on which the securities exchange or quotation system which is used to determine the Sale Price is open for trading or quotation.
     “Voting Stock” of any person means Capital Stock of such person which ordinarily has voting power for the election of directors, or persons performing similar functions, of such person, whether at all times or only for so long as no senior class of securities has such voting power by reason of any contingency.
     SECTION 12. Currency. All shares of Preferred Stock shall be denominated in U.S. currency, and all payments and distributions thereon or with respect thereto shall be made in U.S. currency. All references herein to “$’’ or “dollars” refer to U.S. currency.
     SECTION 13. Form. (a) The Preferred Stock shall be issued in the form of one or more permanent global certificates in definitive, fully registered form with the global legend (the “Global Shares Legend”) and, until such time as otherwise determined by the Company and the Registrar, the restricted shares legend (the “Restricted Shares Legend”), in each case, as set forth on the form attached hereto as Exhibit A and, until such time as otherwise determined by the Company and the Registrar, the Form of Certificate of Transfer on the reverse side, in the form attached hereto as Exhibit B (each, a “Global Preferred Certificate”), which is hereby incorporated in and expressly made a part of this Certificate. The Global Preferred Certificate may have notations, legends or endorsements required by law, stock exchange rules, agreements to which the Company is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Company). The Global Preferred Certificate shall be deposited on behalf of the holders of the Preferred Stock represented thereby with the Registrar, at its New York office, as custodian for The Depository Trust Company or its nominee and their respective successors (the “Depository”), and registered in the name of the Depository or a nominee of the Depository, duly executed by the Company and countersigned and registered by the Registrar as hereinafter provided. The aggregate number of shares represented by each Global Preferred Certificate may from time to time be increased or decreased by adjustments made on the records of the Registrar and the Depository or its nominee as hereinafter provided.
     (b) This paragraph shall apply only to a Global Preferred Certificate deposited with or on behalf of the Depository. The Company shall execute and the Registrar shall, in accordance with this Section, countersign and deliver initially one or more Global Preferred Certificates that (i) shall be registered in the name of Cede & Co. or other nominee of the Depository and (ii) shall be delivered by the Registrar to Cede & Co. or pursuant to instructions received from Cede & Co. or held by the Registrar as custodian for the Depository pursuant to an agreement between the Depository and the Registrar. Members of, or participants in, the Depository (“Agent Members”) shall have no rights under this Certificate with respect to any Global Preferred Certificate held on their behalf by the Depository or by the Registrar as the custodian of the Depository or under such Global Preferred Certificate, and the Depository may be treated by the Company, the Registrar and any agent of the Company or the Registrar as the absolute owner of such Global Preferred Certificate for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Registrar or any agent of the Company or the Registrar from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and its Agent Members, the operation of customary practices of the Depository governing the exercise of the rights of a holder of a beneficial interest in any Global Preferred Certificate. Except as provided in Section 13(d), owners of beneficial interests in a Global Preferred Certificate will not be entitled to receive physical delivery of certificated Preferred Stock.
     (c) (i) Two Officers shall sign the Global Preferred Certificate for the Company, in accordance with the Company’s bylaws and applicable law, by manual or facsimile signature.
     (ii) If an Officer whose signature is on a Global Preferred Certificate no longer holds that office at the time the Registrar countersigns the Global Preferred Certificate, the Global Preferred Certificate shall be valid nevertheless.
     (iii) A Global Preferred Certificate shall not be valid until an authorized signatory of the Registrar countersigns such Global Preferred Certificate. The signature shall be conclusive evidence that the Global Preferred Certificate has been authenticated. Each Global Preferred Certificate shall be dated the date of its authentication.
     (d) The Preferred Stock represented by a Global Preferred Certificate is exchangeable for certificated Preferred Stock in definitive form of like tenor as such Preferred Stock if (i) the Depository notifies the Company that it is unwilling or unable to continue as depositary for the global securities and or if at any time the Depository ceases to be a clearing agency registered under the Exchange Act and, in each case, a successor depositary is not appointed by the Company within 90 days after the date of such notice or (ii) the Company, in its sole discretion at any time determines to discontinue use of the system of book-entry transfer through DTC (or any successor depositary). Any Preferred Stock that is exchangeable pursuant to the preceding sentence is exchangeable for certificated Preferred Stock issuable in authorized denominations and registered in such names as the Depository shall direct. Subject to the foregoing and applicable law, a Global Preferred Certificate is not exchangeable, except for a Global Preferred Certificate of the same aggregate Liquidation Preferences to be registered in the name of the Depository or its nominee. In addition, such certificates will bear the Restricted Share Legend (unless the Company determine otherwise in accordance with applicable law) subject, with respect to such Preferred Stock, to the provisions of the Restricted Share Legend.

     SECTION 14. Registration; Transfer. (a) The Preferred Stock and the Common Stock issuable upon conversion of the shares of Preferred Stock have not been registered under the Securities Act and may not be resold, pledged or otherwise transferred prior to the date when they no longer constitute “restricted securities” for purposes of Rule 144(k) under the Securities Act other than (i) to the Company or one of its Subsidiaries, (ii) to “qualified institutional buyers” pursuant to and in compliance with Rule 144A under the Securities Act (“Rule 144A”), (iii) pursuant to and in compliance with Rule 903 or 904 of Regulation S under the Securities Act (“Regulation S”), (iv) pursuant to an exemption from the registration requirements of the Securities Act provided by Rule 144 under the Securities Act, (v) pursuant to an effective registration statement under the Securities Act or (vi) pursuant to another available exemption from the registration requirements of the Securities Act, in each case, in accordance with any applicable securities laws of any state of the United States.
     (b) Notwithstanding any provision to the contrary herein, so long as a Global Preferred Certificate remains Outstanding and is held by or on behalf of the Depository, transfers of a Global Preferred Certificate, in whole or in part, or of any beneficial interest therein, shall only be made in accordance with this Section 14; provided, however, that beneficial interests in a Global Preferred Certificate may be transferred to persons who take delivery thereof in the form of a beneficial interest in the same or a different Global Preferred Certificate in accordance with the transfer restrictions set forth in the Restricted Shares Legend.
     (i) Except for transfers or exchanges made in accordance with subparagraph (ii) of this Section 14(b), transfers of a Global Preferred Certificate shall be limited to transfers of such Global Preferred Certificate in whole, but not in part, to nominees of the Depository or to a successor of the Depository or such successor’s nominee.
     (ii) If an owner of a beneficial interest in a Global Preferred Certificate deposited with the Depository or with the Registrar as custodian for the Depository wishes at any time to transfer its interest in such Global Preferred Certificate to a person who is eligible to take delivery thereof in the form of a beneficial interest in a Global Preferred Certificate, such owner may, subject to the rules and procedures of the Depository, cause the exchange of such interest for a new beneficial interest in the applicable Global Preferred Certificate. Upon receipt by the Registrar at its office in The City of New York of (A) instructions from the holder directing the Registrar to transfer its interest in the applicable Global Preferred Certificate, such instructions to contain the name of the transferee and appropriate account information, (B) unless the Shelf Registration Statement has become effective and such shares are being transferred pursuant to the Shelf Registration Statement, a certificate in the form of Certificate of Transfer on the reverse side of the form of Preferred Stock certificate attached hereto as Exhibit A, given by the transferor, to the effect set forth therein, and (C) such other certifications, legal opinions and other information as the Company or the Registrar may reasonably require to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act, then the Registrar shall instruct the Depository to reduce or cause to be reduced such Global Preferred Certificate by the number of shares of the beneficial interest therein to be exchanged and to debit or cause to be debited from the account of the person making such transfer the beneficial interest in the Global Preferred Certificate that is being transferred, and concurrently with such reduction and debit, the Registrar will instruct the Depository to increase or cause to be increased the applicable Global Preferred Certificate by the aggregate number of shares being exchanged and to credit or cause to be credited to the account of the transferee the beneficial interest in the Global Preferred Certificate that is being transferred.
     (c) Except in connection with a Shelf Registration Statement contemplated by and in accordance with the terms of the Registration Rights Agreement relating to the Preferred Stock and shares of Common Stock issuable on conversion of the Preferred Stock (collectively, the “Registrable Securities,”), if Preferred Stock is issued upon the transfer, exchange or replacement of Preferred Stock bearing the Restricted Shares Legend, or if a request is made to remove such Restricted Shares Legend on Preferred Stock, the Preferred Stock so issued shall bear the Restricted Shares Legend and the Restricted Shares Legend shall not be removed unless there is delivered to the Company and the Registrar such satisfactory evidence, which may include an opinion of counsel, as may be reasonably required by the Company or the Registrar, that neither the legend nor the restrictions on transfer set forth therein are required to ensure that transfers thereof comply with the provisions of Rule 144A or Rule 144 or that such shares of Preferred Stock are not “restricted securities” within the meaning of Rule 144 under the Securities

Act. Upon provision of such satisfactory evidence, the Registrar, at the direction of the Company, shall countersign and deliver shares of Preferred Stock that do not bear the Restricted Shares Legend.
     (d) The Company will refuse to register any transfer of Preferred Stock that may be issued in exchange for the Preferred Stock or any Common Stock issuable upon conversion of the shares of Preferred Stock that is not made in accordance with the provisions of Rule 144A or Regulation S or pursuant to a registration statement that has been declared effective under the Securities Act or pursuant to an available exemption from the registration requirements of the Securities Act; provided that the provisions of this paragraph (d) shall not be applicable to any Preferred Stock that does not bear any Restricted Shares Legend or to any Common Stock that does not bear the Common Share Legend (as defined below in paragraph (e)).
     (e) Common Stock issued upon a conversion of the Preferred Stock prior to the effectiveness of a Shelf Registration Statement shall be delivered in certificated form and shall bear the common share legend (the “Common Share Legend”) set forth in Exhibit C hereto and include on its reverse side the Form of Certificate of Transfer for Common Stock set out in Exhibit D. If (i) shares of Common Stock issued prior to the effectiveness of a Shelf Registration Statement are to be registered in a name other than that of the holder of Preferred Stock or (ii) shares of Common Stock represented by a certificate bearing the Common Share Legend are transferred subsequently by such holder, then, unless the Shelf Registration Statement has become effective and such shares are being transferred pursuant to the Shelf Registration Statement, the holder must deliver to the Registrar a certificate in substantially the form of Exhibit D as to compliance with the restrictions on transfer applicable to such Common Stock and the Registrar shall not be required to register any transfer of such Common Stock not so accompanied by a properly completed certificate. Such Common Share Legend may be removed, and new certificates representing the Common Stock may be issued, upon the presentation of satisfactory evidence that such Common Share Legend is no longer required as described above in paragraph (c) of this Section 14 with respect to the Preferred Stock.
     SECTION 15. Amendment of Certificate of Designations. The Company may not amend this Certificate (whether by merger, consolidation or otherwise) without the affirmative vote or consent of the Holders of a majority of the shares of Preferred Stock then outstanding (including votes or consents obtained in connection with a tender offer or exchange offer for the Preferred Stock) and, except as otherwise provided by applicable law, any past default or failure to comply with any provision of this Certificate may not be waived without the consent of such Holders. Notwithstanding the foregoing, however, without the consent of each Holders affected, an amendment (whether by merger, consolidation or otherwise) or waiver may not (with respect to any shares of the Preferred Stock held by a non-consenting Holder): (a) alter the voting rights with respect to the Preferred Stock or reduce the number of shares of the Preferred Stock whose Holders must consent to an amendment, supplement or waiver, (b) reduce the Liquidation Preference of any share of the Preferred Stock or adversely alter the provisions with respect to the redemption of the Preferred Stock, (c) reduce the rate of or change the time for payment of dividends on any share of the Preferred Stock, (d) waive a default in the payment of dividends or Additional Dividends (if any) on the Preferred Stock, (e) make any share of the Preferred Stock payable in money other than United States dollars, (f) make any changes in the provisions of this Certificate relating to waivers of the rights of Holders to receive the Liquidation Preference, dividends or Additional Dividends (if any) on the Preferred Stock, or (g) make any change in the foregoing amendment and waiver provisions.
     Notwithstanding the foregoing, without the consent of any Holder, the Company may (to the extent permitted by, and subject to the requirements of, Delaware law) amend or supplement this Certificate of Designations to cure any ambiguity, defect or inconsistency, to provide for uncertificated shares of the Preferred Stock in addition to or in place of certificated shares of the Preferred Stock, to make any change that would provide any additional rights or benefits to the Holders or to make any change that the Board of Directors determines, in good faith, is not materially adverse to Holders of the Preferred Stock.
     SECTION 16. Paying Agent and Conversion Agent. (a) The Company shall maintain in the Borough of Manhattan, City of New York, State of New York (i) an office or agency where payments may be made with respect to the Preferred Stock (the “Paying Agent”) and (ii) an office or agency where Preferred Stock may be presented for conversion (the “Conversion Agent”). The Company may appoint the Registrar, the Paying Agent and the Conversion Agent and may appoint one or more additional paying agents and one or more additional conversion agents in such other locations as it shall determine. The term “Paying Agent” includes any additional paying agent and the term “Conversion Agent” includes any additional conversion agent. The Company may change any Paying Agent or Conversion Agent without prior notice to any holder. The Company shall notify the Registrar of the name and address of any Paying Agent or Conversion Agent appointed by the Company. If the Company fails to appoint or maintain another entity as Paying Agent or Conversion Agent, the Registrar shall act as such. The Company or any of its affiliates may act as Paying Agent, Registrar, co-Registrar or Conversion Agent.
     (b) Neither the Company nor the Registrar shall be required (i) to issue, countersign or register the transfer of or exchange any Preferred Stock during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption of Preferred Stock under Section 5 and ending at the close of business on the day of such mailing or (ii) to register the transfer of or exchange any Preferred Stock so selected for redemption in whole or in part, except the unredeemed portion of any Preferred Stock being redeemed in part.
     (c) Payments made with respect to the Preferred Stock shall be payable at the office or agency of the Company maintained for such purpose in the City of New York and at any other office or agency maintained by the Company for such purpose. Payments shall be payable by United States dollar, check drawn on, or wire transfer (provided, that appropriate wire instructions have been received by the Registrar at least 15 days prior to the applicable date of payment) to a U.S. dollar account maintained by the holder with, a bank located in New York City; provided that at the option of the Company, payment of dividends may be made by check mailed to the address of the person entitled thereto as such address shall appear in the Preferred Stock register.
     (d) Any payment, redemption, conversion or exchange with respect to the Preferred Stock due on any day that is not a Business Day need not be made on such Business Day, but may be made on the next succeeding Business Day with the same force and effect as if made on such due date.
     SECTION 17. General.
     (a) The headings of the Sections of this Certificate are for convenience of reference only and shall not define, limit or affect any of the provisions hereof.
     (b) Procedures for conversion of shares of Convertible Preferred Stock, in accordance with Section 7 not held in certificated form will be governed by arrangements among the depositary of the shares of Preferred Stock, its participants and persons that may hold beneficial interests through such participants designed to permit settlement without the physical movement of certificates. Payments, transfers, deliveries, exchanges and other matters relating to beneficial interests in global security certificates may be subject to various policies and procedures adopted by the depositary from time to time.
     (c) Holders of the Preferred Stock are not entitled to any preemptive or subscription rights in respect of any securities of the Company.
     (d) Whenever possible, each provision hereof shall be interpreted in a manner as to be effective and valid under applicable law, but if any provision hereof is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating or otherwise adversely affecting the remaining provisions hereof. If a court of competent jurisdiction should determine that a provision hereof would be valid or enforceable if a period of time were extended or shortened or a particular percentage were increase or decreased, then such court may make such change as shall be necessary to render the provision in question effective and valid under applicable law.
     (e) Subject to applicable escheat laws, any monies set aside by the Company in respect of any payment with respect to shares of the Preferred Stock, or dividends thereon, and unclaimed at the end of two years from the date upon which such payment is due and payable shall revert to the general funds of the Company, after which reversion the Holders of such shares shall look only to the general funds of the Company for the payment thereof. Any interest accrued on funds so deposited shall be paid to the Company from time to time.

     IN WITNESS WHEREOF, the Company has caused this Certificate of Designations to be duly executed by Robert J. Siverd, Executive Vice President of the Company.

GENERAL CABLE CORPORATION
By:	/s/ Robert J. Siverd
	Name:	Robert J. Siverd
	Title:	Executive Vice President

EXHIBIT A
FACE OF SECURITY
     THIS SECURITY AND THE COMMON STOCK ISSUABLE UPON CONVERSION OF THIS SECURITY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER
     (1) REPRESENTS THAT IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS A “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT. AND
     (2) AGREES FOR THE BENEFIT OF THE COMPANY THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY OR ANY BENEFICIAL INTEREST HEREIN, PRIOR TO THE DATE THAT IS THE LATER OF (X) TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF THIS SECURITY) OR SUCH OTHER PERIOD OF TIME AS PERMITTED BY RULE 144(K) UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THEREUNDER, AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW, EXCEPT ONLY
     (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF,
     (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT,
     (C) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT,
     (D) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 (IF APPLICABLE) UNDER THE SECURITIES ACT OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, OR
     (E) IN AN OFFSHORE TRANSACTION COMPLYING WITH REGULATION S UNDER THE SECURITIES ACT, AND
     (3) AGREES THAT HEDGING TRANSACTIONS INVOLVING THESE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT, AND
     (4) AGREES THAT UNLESS PERMITTED UNDER THE CANADIAN SECURITIES LEGISLATION, THE SECURITY AND THE COMMON STOCK ISSUABLE UPON CONVERSION OF THE SECURITY MAY NOT BE TRANSFERRED OR SOLD IN CANADA OR TO OR FOR THE BENEFIT OF A RESIDENT OF CANADA PRIOR TO THE DATE WHICH IS 4 MONTHS AFTER THE DATE OF ISSUE OF PREFERRED STOCK.
     PRIOR TO THE REGISTRATION OF ANY SUCH TRANSFER IN ACCORDANCE WITH THE FOREGOING, THE COMPANY AND THE TRANSFER AGENT RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH APPLICABLE U.S. FEDERAL AND STATE SECURITIES LAWS AND

PROVINCIAL AND TERRITORIAL SECURITIES LAWS IN CANADA. PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH (2)(C) ABOVE, A DULY COMPLETED AND SIGNED CERTIFICATE (THE FORM OF WHICH MAY BE OBTAINED FROM THE TRANSFER AGENT) MUST BE DELIVERED TO THE TRANSFER AGENT. PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH (2)(D) ABOVE, THE COMPANY AND THE TRANSFER AGENT RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS, NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

Number:	Shares
CUSIP NO.:
ISIN:
5.75% SERIES A REDEEMABLE CONVERTIBLE PREFERRED STOCK
OF
GENERAL CABLE CORPORATION
     GENERAL CABLE CORPORATION, a Delaware corporation (the “Company”), hereby certifies that [HOLDER] (the “Holder”) is the registered owner of fully paid and non-assessable shares of preferred stock of the Company designated as the 5.75% Series A Redeemable Convertible Preferred Stock, par value $0.01 per share and liquidation preference $50.00 per share (the “Preferred Stock”). The shares of Preferred Stock are transferable on the books and records of the Registrar, in person or by a duly authorized attorney, upon surrender of this certificate duly endorsed and in proper form for transfer. The designation, rights, privileges, restrictions, preferences and other terms and provisions of the Preferred Stock represented hereby are issued and shall in all respects be subject to the provisions of the Certificate of Designations of the Company dated November 24, 2003, as the same may be amended from time to time in accordance with its terms (the “Certificate of Designations”). Capitalized terms used herein but not defined shall have the respective meanings given them in the Certificate of Designations. The Company will provide a copy of the Certificate of Designations to a Holder without charge upon written request to the Company at its principal place of business.
     Reference is hereby made to select provisions of the Preferred Stock set forth on the reverse hereof, and to the Certificate of Designations, which select provisions and the Certificate of Designations shall for all purposes have the same effect as if set forth in this certificate.
     Upon receipt of this certificate, the Holder is bound by the Certificate of Designations and is entitled to the benefits thereunder. Unless the Registrar’s valid countersignature appears hereon, the shares of Preferred Stock evidenced hereby shall not be entitled to any benefit under the Certificate of Designations or be valid or obligatory for any purpose.

     IN WITNESS WHEREOF, the Company has executed this Preferred Stock certificate as of the date set forth below.

GENERAL CABLE CORPORATION

By:

Name:
Title:

By:

Name:
Title:

Dated:

COUNTERSIGNED AND REGISTERED
Mellon Investor Services LLC, as Registrar

By:

Authorized Signatory

Dated:

REVERSE OF SECURITY
GENERAL CABLE CORPORATION
5.75% Series A Redeemable Convertible Preferred Stock
     Dividends on each share of Preferred Stock shall be payable in cash at the rate per annum set forth on the face hereof or as provided in the Certificate of Designations.
     The shares of Preferred Stock shall be redeemable as provided in the Certificate of Designations. The shares of Preferred Stock shall be convertible into the Company’s common stock in the manner and according to the terms set forth in the Certificate of Designations. The Company shall furnish to any holder upon request and without charge, a statement of the powers, designations, preferences and relative, participating, optional or other special rights of each class of the Company’s stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

ASSIGNMENT
     FOR VALUE RECEIVED, the undersigned assigns and transfers the shares of Preferred Stock evidenced hereby to:

(Insert assignee’s social security or tax identification number)

(Insert address and zip code of assignee)
and irrevocably appoints:

agent to transfer the shares of Preferred Stock evidenced hereby on the books of the Transfer Agent and Registrar. The agent may substitute another to act for him or her.

Date:

Signature:

(Sign exactly as your name appears on the other side of this Preferred Stock Certificate)
Signature Guarantee:
*	Signature must be guaranteed by an “eligible guarantor institution” (i.e., a bank, stockbroker, savings and loan association or credit union) meeting the requirements of the Registrar, which requirements include membership or participation in the Securities Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

Name:

Address:**

Fax No:

NOTICE OF CONVERSION
(To be Executed by the Registered Holder
in order to Convert the Preferred Stock)
     The undersigned hereby irrevocably elects to convert (the “Conversion”)                       shares of 5.75% Series A Redeemable Convertible Preferred Stock (the “Preferred Stock”) into shares of common stock, par value $0.01 per share (“Common Stock”), of General Cable Corporation (the “Company”) according to the conditions of the Certificate of Designations establishing the terms of the Preferred Stock (the “Certificate of Designations”), as of the date written below. If shares are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates. No fee will be charged to the holder for any conversion, except for transfer taxes, if any. A copy of each stock certificate representing the shares to be converted is attached hereto (or evidence of loss, theft or destruction thereof).*
     The undersigned represents and warrants that all offers and sales by the undersigned of the shares of Common Stock issuable to the undersigned upon conversion of the Preferred Stock shall be made pursuant to registration of the Common Stock under the Securities Act of 1933 (the “Act”) or pursuant to any exemption from registration under the Act.
     Any holder, upon the exercise of its conversion rights in accordance with the terms of the Certificate of Designations and the Preferred Stock, agrees to be bound by the terms of the Registration Rights Agreement.
     Capitalized terms used but not defined herein shall have the meanings ascribed thereto in or pursuant to the Certificate of Designations.

Date of Conversion:

Applicable Conversion Price:

Number of shares of Preferred Stock to be Converted:

Number of shares of Common Stock to be Issued:

Signature:

(Sign exactly as your name appears on the other side of this Preferred Stock Certificate)
Signature Guarantee:

*	Signature must be guaranteed by an “eligible guarantor institution” (i.e., a bank, stockbroker, savings and loan association or credit union) meeting the requirements of the Registrar, which requirements include membership or participation in the Securities Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

Name:

Address:**

Fax No.:

*	The Company is not required to issue shares of Common Stock to a person holding Preferred Stock until the original stock certificates representing such Preferred Stock (or evidence of loss, theft or destruction thereof) to be converted are received by the Company or its Registrar. The Company shall issue and deliver shares of Common Stock to an overnight courier not later than three Business Days following receipt of the original stock certificates representing such Preferred Stock to be converted.

**	Address where shares of Common Stock and any other payments or certificates shall be sent by the Company.

Global Share Schedule: (include if Security is issued as a global certificate)
SCHEDULE A
SCHEDULE OF EXCHANGES FOR GLOBAL SECURITY
The initial number of shares of Preferred Stock represented by this Global Preferred Certificate shall be           . The following exchanges of a part of this Global Preferred Certificate have been made:

Number of shares
	Amount of decrease	Amount of increase	represented by this
	in number of shares	in number of shares	Global Preferred
Date	represented by this	represented by this	Certificate following	Signature of
of	Global Preferred	Global Preferred	such	authorized officer
Exchange	Certificate	Certificate	decrease or increase	of Registrar

EXHIBIT B
FORM OF CERTIFICATE OF TRANSFER
(Transfers pursuant to Section 14(b)(ii)
of the Certificate of Designations)
Mellon Investor Services LLC
One Mellon Center
Pittsburgh, Pennsylvania 15258-0001
Attn: Linda Fuhrer

Re:	General Cable Corporation 5.75% Series A Redeemable Convertible Preferred Stock (the “Preferred Stock”)
     Reference is hereby made to the Certificate of Designations relating to the Preferred Stock dated November 24, 2003, as such may be amended from time to time (the “Certificate of Designations”). Capitalized terms used but not defined herein shall have the respective meanings given them in the Certificate of Designations.
     This Letter relates to                      shares of Preferred Stock (the “Securities”) which are held in the form of a Global Preferred Certificate (CUSIP NO.      ) with the Depository in the name of [name of transferor] (the “Transferor”) to effect the transfer of the Securities.
     In connection with such request, and in respect of the Preferred Stock, the Transferor does hereby certify that shares of the Preferred Stock are being transferred (i) in accordance with applicable securities laws of any state of the United States or any other jurisdiction and (ii) in accordance with their terms:
CHECK ONE BOX BELOW:

(1) ☐	to a transferee that the Transferor reasonably believes is a qualified institutional buyer within the meaning of Rule 144A under the Securities Act purchasing for its own account or for the account of a qualified institutional buyer in a transaction meeting the requirements of Rule 144A;

(2) ☐	pursuant to an exemption from registration under the Securities Act provided by Rule 144 thereunder (if available); or

(3) ☐	outside the United States in a transaction complying with Regulation S under the Securities Act;

(4) ☐	in accordance with another exemption from the registration requirements of the Securities Act (based upon an opinion of counsel if the Company so requests); or

(5) ☐	to General Cable Corporation or one of its subsidiaries.

B-1

     Unless one of the boxes is checked, the Registrar will refuse to register any of the Securities evidenced by this certificate in the name of any person other than the registered holder thereof; provided, however, that if box (2) or (3) is checked, the Registrar shall be entitled to require, prior to registering any such transfer of the Securities, such legal opinions, certifications and other information as the Company has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933, such as the exemption provided by Rule 144 or Regulation S under such Act.

[Name of Transferor]
By:
Name:
Title:

Dated:

cc:	General Cable Corporation
4 Tesseneer Drive
Highland Heights, Kentucky 41076-9753
Attn: Corporate Secretary

B-2

EXHIBIT C
Form of Common Share Legend
“THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER
(1)	AGREES FOR THE BENEFIT OF THE COMPANY THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY OR ANY BENEFICIAL INTEREST HEREIN, PRIOR TO THE DATE THAT IS THE LATER OF (X) TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE OF THE SERIES A REDEEMABLE CONVERTIBLE PREFERRED STOCK AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF THIS SECURITY) OR SUCH OTHER PERIOD OF TIME AS PERMITTED BY RULE 144(K) UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THEREUNDER, AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW, EXCEPT ONLY
(a)	TO THE COMPANY OR ANY SUBSIDIARY THEREOF,

(b)	PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT,

(c)	PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 (IF APPLICABLE) UNDER THE SECURITIES ACT OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, OR

(d)	IN AN OFFSHORE TRANSACTION COMPLYING WITH REGULATION S UNDER THE SECURITIES ACT, AND
(2)	AGREES THAT UNLESS PERMITTED UNDER THE CANADIAN SECURITIES LEGISLATION, THESE SECURITIES MAY NOT BE TRANSFERRED OR SOLD IN CANADA OR TO OR FOR THE BENEFIT OF A RESIDENT OF CANADA PRIOR TO THE DATE WHICH IS 4 MONTHS AFTER THE DATE OF ORIGINAL ISSUE OF SERIES A REDEEMABLE CONVERTIBLE PREFERRED STOCK.
PRIOR TO THE REGISTRATION OF ANY SUCH TRANSFER IN ACCORDANCE WITH THE FOREGOING, THE COMPANY AND THE TRANSFER AGENT RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH APPLICABLE U.S. FEDERAL AND STATE SECURITIES LAWS AND PROVINCIAL AND TERRITORIAL SECURITIES LAWS IN CANADA.”

C-1

EXHIBIT D
FORM OF CERTIFICATE OF TRANSFER
FOR COMMON STOCK
(Transfers pursuant to Section 14(e) of the Certificate of Designations)
Mellon Investor Services LLC
One Mellon Center
Pittsburgh, Pennsylvania 15258-0001
Attn: Linda Fuhrer

Re:	General Cable Corporation 5.75% Series A Redeemable Convertible Preferred Stock (the “Preferred Stock”)
     Reference is hereby made to the Certificate of Designations relating to the Preferred Stock dated November 24, 2003, as such may be amended from time to time (the “Certificate of Designations”). Capitalized terms used but not defined herein shall have the respective meanings given them in the Certificate of Designations.
     This letter relates to           shares of Common Stock represented by the accompanying certificate(s) that were issued upon conversion of the Preferred Stock and which are held in the name of [name of transferor] (the “Transferor”) to effect the transfer of such Common Stock.
     In connection with such request and in respect of the shares of Common Stock, the Transferor does hereby certify that the shares of Common Stock are being transferred (i) in accordance with applicable securities laws of any state of the United States or any other jurisdiction and (ii) in accordance with their terms:
CHECK ONE BOX BELOW

(1) ☐	pursuant to an exemption from registration under the Securities Act provided by Rule 144 thereunder (if available);

(2) ☐	outside the United States in a transaction complying with Regulation S under the Securities Act; or

(3) ☐	in accordance with another exemption from the registration requirements of the Securities Act (based upon an opinion of counsel if the Company so requests).

D-1

     Unless one of the boxes is checked, the Registrar will refuse to register any of the Securities evidenced by this certificate in the name of any person other than the registered holder thereof; provided, however, that if box (1) or (2) is checked, the Registrar shall be entitled to require, prior to registering any such transfer of the Securities, such legal opinions, certifications and other information as the Company has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933, such as the exemption provided by Rule 144 or Regulation S under such Act.

[Name of Transferor]
By:
Name:
Title:

Dated:

cc:	General Cable Corporation
4 Tesseneer Drive
Highland Heights, Kentucky 41076-9753
Attn: Corporate Secretary

D-2

EXHIBIT E
FORM OF NOTICE OF ELECTION OF PURCHASE
UPON A CHANGE OF CONTROL
TO: GENERAL CABLE CORPORATION
     The undersigned hereby irrevocably acknowledges receipt of a notice from General Cable Corporation (the “Company”) as to the occurrence of a Change of Control with respect to the Company and requests and instructs the Company to purchase ___ shares of 5.75% Series A Redeemable Convertible Preferred Stock (the “Preferred Stock”) according to the conditions of the Certificate of Designations establishing the terms of the Preferred Stock (the “Certificate of Designations”), as of the date written below.
     Capitalized terms used but not defined herein shall have the meanings ascribed thereto in or pursuant to the Certificate of Designations.

Date:

Social Security Number or Other Tax Identification Number:

Aggregate Liquidation Preference to be purchased (if less than all):

Signature:

(The above signatures of the holder(s) hereof must correspond with the name as written upon the face of the Security in every particular without alteration or enlargement or any change whatever)
Signature Guarantee:
*	Signature must be guaranteed by an “eligible guarantor institution” (i.e., a bank, stockbroker, savings and loan association or credit union) meeting the requirements of the Registrar, which requirements include membership or participation in the Securities Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

Name:

Address:**

Fax No.:

**	Address where payments or certificates shall be sent by the Company.

E-1

CERTIFICATE OF MERGER
OF
GENERAL CABLE HOLDINGS, INC., a Delaware Corporation
INTO
GENERAL CABLE CORPORATION, a Delaware Corporation
     The undersigned corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,
     DOES HEREBY CERTIFY:
     FIRST: That the name and state of incorporation of each of the constituent corporations of the merger is as follows:

Name of Corporation	State of Incorporation
General Cable Holdings, Inc.	Delaware
General Cable Corporation	Delaware
     SECOND: An Agreement and Plan of Merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with the requirements of Section 251 of the General Corporation Law of the State of Delaware.
     THIRD: The name of the surviving corporation in the merger herein certified is General Cable Corporation (hereinafter sometimes referred to as the “Surviving Corporation”).
     FOURTH: The Certificate of Incorporation of the Surviving Corporation shall be the same as its Certificate of Incorporation in effect immediately before the merger.
     FIFTH: The executed Agreement and Plan of Merger between the aforesaid constituent corporations is on file at an office of the aforesaid Surviving Corporation at:
General Cable Corporation
4 Tesseneer Drive
Highland Heights, Kentucky 41076

State of Delaware
Secretary of State
Division of Corporations
Delivered 03:39 PM 12/23/2003
FILED 02:51 PM 12/23/2003
SRV 030831626 — 2396588 FILE

     SIXTH: A copy of the Agreement and Plan of Merger shall be furnished by the Surviving Corporation, on request and without cost, to any stockholder of any constituent corporation.
     SEVENTH: This Certificate of Merger shall be effective as of 11:59 p.m. on December 31, 2003.
     IN WITNESS WHEREOF, the undersigned corporation has caused this Certificate of Merger to be executed by a duly authorized officer on the 23 day of December, 2003.

GENERAL CABLE HOLDINGS, INC.

By:	/s/ Robert J. Siverd

Name: Robert J. Siverd
Title: Executive Vice President, General Counsel
and Secretary
     IN WITNESS WHEREOF, the undersigned corporation has caused this Certificate of Merger to be executed by a duly authorized officer on the 23 day of December, 2003.

GENERAL CABLE CORPORATION

By:	/s/ Robert J. Siverd

Name: Robert J. Siverd
Title: Executive Vice President, General Counsel
and Secretary

2

CERTIFICATE OF MERGER
OF
GENERAL CABLE RESOURCES CORPORATION, a Delaware Corporation
INTO
GENERAL CABLE CORPORATION, a Delaware Corporation
     The undersigned corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,
     DOES HEREBY CERTIFY:
     FIRST: That the name and state of incorporation of each of the constituent corporations of the merger is as follows:

Name of Corporation	State of Incorporation
General Cable Resources Corporation	Delaware
General Cable Corporation	Delaware
     SECOND: An Agreement and Plan of Merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with the requirements of Section 251 of the General Corporation Law of the State of Delaware.
     THIRD: The name of the surviving corporation in the merger herein certified is General Cable Corporation (hereinafter sometimes referred to as the “Surviving Corporation”).
     FOURTH: The Certificate of Incorporation of the Surviving Corporation shall be the same as its Certificate of Incorporation in effect immediately before the merger.
     FIFTH: The executed Agreement and Plan of Merger between the aforesaid constituent corporations is on file at an office of the aforesaid Surviving Corporation at:
General Cable Corporation
4 Tesseneer Drive
Highland Heights, Kentucky 41076

State of Delaware
Secretary of State
Division of Corporations
Delivered 03:39 PM 12/23/2003
FILED 03:39 PM 12/23/2003
SRV 030831689 — 2396588 FILE

     SIXTH: A copy of the Agreement and Plan of Merger shall be furnished by the Surviving Corporation, on request and without cost, to any stockholder of any constituent corporation.
     SEVENTH: This Certificate of Merger shall be effective as of 11:59 p.m. on December 31, 2003.
     IN WITNESS WHEREOF, the undersigned corporation has caused this Certificate of Merger to be executed by a duly authorized officer on the 23 day of December, 2003.

GENERAL CABLE RESOURCES CORPORATION

By:	/s/ Robert J. Siverd

Name: Robert J. Siverd
Title: Executive Vice President, General Counsel
and Secretary
     IN WITNESS WHEREOF, the undersigned corporation has caused this Certificate of Merger to be executed by a duly authorized officer on the 23 day of December, 2003.

GENERAL CABLE CORPORATION

By:	/s/ Robert J. Siverd

Name: Robert J. Siverd
Title: Executive Vice President, General Counsel
and Secretary

2

GENERAL CABLE CORPORATION
CERTIFICATE OF AMENDMENT
TO THE
AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
     GENERAL CABLE CORPORATION, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,
     DOES HEREBY CERTIFY:
     FIRST: That the Board of Directors of said corporation approved, subject to the approval of its stockholders, a resolution proposing and declaring advisable that SECTION 4.1 of ARTICLE IV of the Amended and Restated Certificate of Incorporation of said corporation be amended in its entirety as follows:
“SECTION 4.1 Total Number of Shares of Stock. The total number of shares of capital stock of all classes that the Corporation shall have authority to issue is two hundred twenty five million (225,000,000) shares. The authorized capital stock is divided into twenty five million (25,000,000) shares of preferred stock, of the par value $.01 each (the “Preferred Stock”), and two hundred million (200,000,000) shares of common stock, of the par value $.01 each (the “Common Stock”) .”
     SECOND: That at a meeting of stockholders called and held in accordance with Section 222 of the Delaware General Corporation Law of the State of Delaware, a majority of the outstanding stock entitled to vote thereon at the meeting voted in favor of the amendment.
     THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Section 242 of the General Corporation Law of the State of Delaware.
     IN WITNESS WHEREOF, said GENERAL CABLE CORPORATION has caused this certificate to be signed by its Executive Vice President, this 14th day of May, 2007.

GENERAL CABLE CORPORATION

By:	/s/ Robert J. Siverd

Name:	Robert J. Siverd
Title:	Executive Vice President